Exhibit 10.1

TRANSACTION AGREEMENT AMONG

NORTHERN VIRGINIA ELECTRIC COOPERATIVE,

OLD DOMINION ELECTRIC COOPERATIVE,

NEW DOMINION ENERGY COOPERATIVE AND

TEC TRADING, INC.

THIS TRANSACTION AGREEMENT (“Transaction Agreement”), dated as of August 15, 2008 (the “Execution Date”), is made by and among Northern Virginia Electric Cooperative (“NOVEC”), Old Dominion Electric Cooperative (“ODEC”), New Dominion Energy Cooperative (“NDEC”) and TEC Trading, Inc., (“TEC”). Any or all of these entities may be referred to herein individually as a “Party,” or collectively, as the “Parties.”

WHEREAS, as of the Execution Date, NOVEC and each of the Remaining Members are Class A members of ODEC;

WHEREAS, as of the Execution Date, NOVEC and each of the Remaining Members are shareholders of TEC;

WHEREAS, ODEC and NOVEC are parties to the Amended and Restated Wholesale Power Contract, dated as of April 28, 1992, (the “NOVEC Wholesale Power Contract”);

WHEREAS, ODEC and each of the Remaining Members are parties to their respective Amended and Restated Wholesale Power Contracts, (the “Remaining Members’ WPCs”);

WHEREAS, ODEC, NOVEC and the Remaining Members are parties to the Reorganization Agreement dated as of July 26, 2004, by and among the Parties, and NDEC is still in the organizational phase;

WHEREAS NOVEC has appealed FERC’s denial of NOVEC’s complaint relating to the Wholesale Power Contract to the United States Court of Appeals for the District of Columbia Circuit, Docket No. 06-1353, (the “Appeal Proceeding”)(collectively, the “Litigation”), of which ODEC is a participant; and

WHEREAS, the Parties have agreed upon and desire to implement the Transactions contemplated by this Transaction Agreement and the other Transaction Documents, consisting primarily of the withdrawal of NOVEC from membership in ODEC and NDEC, the relinquishment by NOVEC of any and all of its ownership interest in TEC pursuant to the terms and conditions of the Withdrawal Agreement, the termination of the NOVEC Wholesale Power Contract pursuant to the terms and conditions of the Termination Agreement, and the settlement of, and withdrawal by NOVEC from, the Litigation pursuant to the terms of the Litigation Agreement.

NOW, THEREFORE, for and in consideration of these premises, and the mutual promises and agreements set forth herein and in the other Transaction Documents, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE ONE - DEFINITIONS

Section 1.1 General.

Unless the context otherwise specifies or requires, or unless capitalized solely for grammatical purposes, the following terms used in this Agreement or in any other Transaction Document, or in any appendix, attachment, exhibit or schedule to this Agreement or any other Transaction Document, shall have the respective meanings set forth in Section 1.2 below. Additional terms may be defined for convenience of reference in other provisions of this Agreement or other Transaction Document. When used in this Agreement or other Transaction Document, or in any appendix, attachment, exhibit or schedule to this Agreement or other Transaction Document, such additional terms shall have the respective meanings set forth in such other provisions.

Section 1.2    Definitions.

1.2.1	“Appeal Proceedings” means the appeal of FERC’s denial of NOVEC’s complaint relating to the Wholesale Power Contract to the United States Court of Appeals for the District of Columbia Circuit, Docket No. 06-1353

1.2.2	“Best Efforts” means the duty of a performing Party to act in good faith and to take such action or expend such funds as are reasonably available or necessary to satisfy the obligations of such Party; and that, manifest a level of effort and diligence that is no less than that which would be devoted by an independent entity in the electric utility industry, acting diligently and in good faith, in light of all of the relevant circumstances.

1.2.3	“CFC” means the National Rural Utilities Cooperative Finance Corporation.

1.2.4	“Closing” has the meaning specified in Section 2.3.1 of this Agreement.

1.2.5	“Closing Date” means the date on which the Closing occurs or is scheduled to occur, and contemplates the date on or by which the conditions precedent specified in this Transaction Agreement and the other Transaction Documents are fulfilled and on or by which the Parties have performed their respective obligations thereunder. The Parties shall exercise Best Efforts to achieve a Closing Date not later than December 31, 2008, or such other date or time as NOVEC and ODEC shall mutually agree, or to which the Closing shall be continued in accordance with the terms of this Transaction Agreement, but in no event later than May 31, 2009.

1.2.6	“CoBank” means CoBank, ACB.

1.2.7	“Day” means a calendar day unless otherwise stated.

1.2.8	“Defaulting Party” means a Party who is the subject of, or whose actions, inaction or circumstances cause or give rise to an Event of Default.

1.2.9	“EPT” means Eastern Prevailing Time.

1.2.10	“Escrow Agent” means Middleburg Trust Company or should such person be unable to perform, such substitute escrow agent as mutually designated by NOVEC and the Power Supply Organizations.

1.2.11	“Estimated Payment” means the payment to be made by NOVEC to ODEC pursuant to Section 2.2 of the Termination Agreement.

1.2.12	“Event of Default” means any of the following:

1.2.12.1	Any representation or warranty herein made by a Party shall be false or misleading in any material respect;

1.2.12.2	The failure by either Party to make any payment when due to the other as required by this Transaction Agreement within thirty (30) days of the date when such payment became due, which failure has not been cured within thirty (30) days of the date a written notice of the failure to pay is given by the Non-Defaulting Party to the Defaulting Party, however the requirements of this section shall not be applicable to the Withdrawal Payment, which shall be made at Closing; and further provided, however, that if a Party in good faith disputes that a payment is due, or in good faith disputes the amount of a payment that is due, such dispute shall not constitute an Event of Default hereunder;

1.2.12.3	Material failure by a Party to perform any other obligation required to be performed by it under this Agreement;

1.2.12.4	A receiver or liquidator or trustee of a Party or of any substantial part of its property shall be appointed by a court of competent jurisdiction, and such receiver, liquidator or trustee shall not have been discharged within sixty (60) days, or by decree of such a court a Party shall be adjudicated bankrupt or insolvent or any substantial part of its property shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of sixty (60) days after the entry thereof, or a petition to declare bankruptcy or to reorganize a Party pursuant to any of the provisions of the United States Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, shall be filed against a Party and shall not be dismissed within sixty (60) days after such filing;

1.2.12.5

A Party shall file a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limiting the generality of the foregoing, a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limiting the generality of the foregoing, a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a proceeding under any of the provisions of the United States Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, or an answer admitting the material allegations of a petition filed against it in such a proceeding; or a Party shall make an assignment for the benefit of its creditors; or a Party shall admit in writing its inability to pay its debts generally as they become due; or a Party shall consent to the appointment of a receiver, trustee, or liquidator of it or of all or any part of its property; and

1.2.13	“Execution Date” means the date on or as of which the Parties to this Transaction Agreement have executed this Transaction Agreement, the Withdrawal Agreement, the Termination Agreement and the Litigation Agreement, as such date is set forth in the introductory paragraph to this Transaction Agreement.

1.2.14	“FERC” means the Federal Energy Regulatory Commission or the successor thereto.

1.2.15	“Final Power Bill” has the meaning set forth in Section 2.2.2 of the Termination Agreement.

1.2.16	“Good Utility Practice” means any of the practices, methods and acts which, in the exercise of reasonable judgment, in the light of the facts, including but not limited to the practices, methods and acts engaged in or approved by a significant portion of the United States electrical utility industry prior thereto, known at the time the decision was made, would have been expected to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition. It is recognized that Good Utility Practice is not intended to be limited to the optimum practice, method or act at the exclusion of all others, but rather it is a spectrum of possible practices, methods or acts which could have been expected to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition.

1.2.17	“Intermediate Power Supply Arrangement” or “IPSA” has the meaning set forth in Section 3.12 of the Termination Agreement.

1.2.18	“Litigation” means the Appeal Proceedings.

1.2.19	“Litigation Agreement” means the Litigation Agreement, dated as of the Execution Date, by and among NOVEC, ODEC, NDEC, TEC and each of the Participating Members, appended hereto as Exhibit C.

1.2.20	“Member Cooperative(s)” means any or all of A & N Electric Cooperative, BARC Electric Cooperative, Choptank Electric Cooperative, Inc., Community Electric Cooperative, Delaware Electric Cooperative, Inc., Mecklenburg Electric Cooperative, Northern Neck Electric Cooperative, NOVEC, Prince George Electric Cooperative, Rappahannock Electric Cooperative, Shenandoah Valley Electric Cooperative, and Southside Electric Cooperative.

1.2.21	“Mobile-Sierra Public Interest Standard” means the “public interest” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956).

1.2.22	“NDEC” means New Dominion Energy Cooperative.

1.2.23	“Neutral Auditors” has the meaning specified in Section 2.3.3 of this Transaction Agreement.

1.2.24	“Non-Defaulting Party” means, with respect to any breach or Event of Default, any Party other than the Defaulting Party(ies)

1.2.25	“NOVEC” means Northern Virginia Electric Cooperative.

1.2.26	“NOVEC Wholesale Power Contract” has the meaning specified in the recitals to this Transaction Agreement.

1.2.27	“ODEC” means Old Dominion Electric Cooperative.

1.2.28	“Party” or “Parties” means any or all of NOVEC, ODEC, NDEC and TEC.

1.2.29	“PJM” means PJM Interconnection, LLC.

1.2.30	“Power Supply Organization(s)” means ODEC, NDEC or TEC when used in the singular and means ODEC, NDEC and TEC when used in the plural.

1.2.31	“Remaining Members” means the Member Cooperatives other than NOVEC.

1.2.32	“Required Regulatory Approvals” means any required approval of the Transactions by FERC or by RUS, and the admission of NOVEC to membership in PJM.

1.2.33	“Remaining Members’ WPCs” or “Remaining Members’ Wholesale Power Contracts” means those certain Amended and Restated Wholesale Power Contracts, between ODEC and each of the Remaining Members

1.2.34	“Required Regulatory Approvals” means any required approval of the Transactions by FERC or by RUS, and the admission of NOVEC to membership in PJM.

1.2.35	“RUS” means the Rural Development Utilities Program of the United States Department of Agriculture.

1.2.36	“Settlement Statement” means the final statement, in the form set forth in Exhibit T.2.3.2 hereto, subject to the True-up, setting forth the Withdrawal Payment, the Estimated Payment, any other amounts owing between ODEC and NOVEC and the net of such amounts in order to identify the Party which is to make the net payment at Closing and the amount of such payment.

1.2.37	“TEC” means TEC Trading, Inc.

1.2.38	“Termination Agreement” means the Termination Agreement, dated as of the Execution Date, by and among NOVEC, ODEC, NDEC and TEC appended hereto as Exhibit B.

1.2.39	“Transactions” means, collectively, the transactions contemplated by this Agreement, and the performance of each Party’s respective obligations under the Transaction Documents to achieve the Closing and implement the foregoing and all terms and conditions related thereto under the Transaction Documents.

1.2.40	“Transaction Agreement” means this Transaction Agreement.

1.2.41	“Transaction Costs” means all costs incurred by a Party in connection with the negotiation, approval, implementation of, performance pursuant to the Transaction Documents and in connection with Closing of the Transactions including all fees, expenses, costs incurred by any such Party for its own personnel or for such legal, accounting, financing, engineering or other consultants and advisors, all fees, taxes or other charges incurred to obtain approvals, lien releases, or such other consents, approvals or accommodations as such Party is required to obtain pursuant to any of the Transaction Documents or to certify to any other Party as having been obtained, and all other out of pocket fees, costs, expenses or other charges incurred by such a Party with respect to such matters.

1.2.42	“Transaction Documents” means this Transaction Agreement, the Withdrawal Agreement, the Termination Agreement, the Litigation Agreement, and all exhibits, attachments, schedules or other appendices thereto, and all certificates, resolutions, opinions, consents or other documents or agreements contemplated by any of the foregoing.

1.2.43	“True-up” means the post-Closing adjustment of the Estimated Payment to be made pursuant to Section 2.2.2 of the Termination Agreement.

1.2.44	“Wholesale Power Contract” means any of the Remaining Members’ Wholesale Power Contracts or the NOVEC Wholesale Power Contract.

1.2.45	“Withdrawal Agreement” means the Withdrawal Agreement, dated as of the Execution Date, by and among NOVEC, ODEC, NDEC and TEC appended hereto as Exhibit A.

1.2.46	“Withdrawal Payment” has the meaning set forth in Section 2.2.2 of this Transaction Agreement.

1.2.47	“WPC” has the same meaning as “Wholesale Power Contract.”

1.2.48

“WPC Services” means power and related services provided by ODEC to NOVEC pursuant to the NOVEC Wholesale Power Contract, but does not include any fee or charge for any new type of service not applied to any NOVEC bill prior to the Execution Date, unless (1) NOVEC consents to such service, fee or charge; (2) such service, fee or charge arises directly from a new law, regulation or other mandate from any governmental authority having jurisdiction, or (3) such service, fee or charge is applied to all ODEC members in a non-discriminatory manner, does not adversely distinguish NOVEC, and does not pertain to a matter that will not be effective before the Closing Date.

ARTICLE TWO - TRANSACTION AND CLOSING

Section 2.1    Transaction.

Subject to the terms and conditions set forth in this Agreement, and the agreements, representations and warranties made herein and in the other Transaction Documents, the Parties shall consummate the Transactions on or before the Closing Date. Pursuant to the Withdrawal Agreement, NOVEC shall withdraw and shall be released from the Power Supply Organizations. Pursuant to the Termination Agreement, the Wholesale Power Contract between NOVEC and ODEC shall terminate. Pursuant to the Litigation Agreement, the Parties shall settle all litigation between and among them. The Withdrawal Agreement, the Termination Agreement, and the Litigation Agreement, are attached hereto and incorporated herein.

Section 2.2    Consideration.

The Parties acknowledge that it is impossible to predict accurately the impact of the termination of the NOVEC Wholesale Power Contract, that the net present value of NOVEC’s patronage capital account is difficult or impossible to determine accurately, in part because there is no defined capital credit retirement obligation or expectation, and that the value of NOVEC’s obligations over the remaining term of the Wholesale Power Contract is difficult or impossible to determine. In consideration of the Transactions:

2.2.1	The Parties shall make the releases set forth in Transaction Documents,

2.2.2	ODEC shall make a payment at Closing in the amount of Fifty Million Dollars ($50,000,000) to NOVEC (“the Withdrawal Payment”),

2.2.3	NOVEC shall relinquish all of its right, title and interest in NOVEC’s patronage capital account in ODEC and in NDEC and any equity interest in TEC,

2.2.4	NOVEC shall make payment for all WPC services supplied to it by ODEC, including, without limitation, the Estimated Payment to ODEC at Closing, subject to the True-up pursuant to Section 2.2.2 of the Termination Agreement

Section 2.3    Closing.

2.3.1	Closing Date. Subject to the fulfillment of the conditions precedent specified in this Agreement, the withdrawal of NOVEC from membership in ODEC and its relinquishment of its ownership interest in TEC shall be consummated at a closing (the “Closing”) to be held at noon local time at Glen Allen, Virginia on December 31, 2008, or at such other date or time as NOVEC and ODEC shall mutually agree, (such date and time being herein referred to as the “Closing Date”).

2.3.2

Closing Procedure. Not less than ten days prior to the Closing Date, ODEC shall deliver a draft Settlement Statement to NOVEC, in the form attached to this Agreement as Exhibit D. The draft Settlement Statement shall set out the amounts due from each of ODEC and NOVEC to the other at Closing, and calculating a single, net payment to be transferred at Closing. Upon request by NOVEC, ODEC shall promptly provide to NOVEC cost and other information supporting the calculation of the Estimated Payment. Not less than five days prior to the Closing Date, NOVEC shall notify ODEC of any good faith objections to the draft Settlement

Statement, the calculation of the Estimated Payment or the supporting cost information provided to NOVEC by ODEC. If there are no objections by NOVEC or if NOVEC and ODEC resolve objections raised by NOVEC, ODEC will prepare and deliver at the pre-Closing a final Settlement Statement of the payments due between ODEC and NOVEC, which shall be netted into a single, net payment, to be made at Closing by the paying Party by wire transfer in U.S. dollars in immediately available funds.

2.3.3

Third Party Auditor. Any unresolved disputes with respect to the draft Settlement Statement, to the calculation of the Estimated Payment or the supporting cost information provided to NOVEC by ODEC, or with respect to the True-up calculation pursuant to Section 2.2.2 of the Termination Agreement, shall be submitted to a nationally recognized accounting firm that is not then and has not been the auditor of either Party or otherwise performing or performed any work or service for any of the Parties during the preceding three years (the “Neutral Auditors”). The Neutral Auditors shall be engaged within ten days of the Parties’ failure to resolve NOVEC’s objection(s) to the draft Settlement Statement and to review the calculation of the Estimated Payment and the cost information supporting the calculation. If the Neutral Auditors require any additional information, records, or internal analysis in conducting their review, the Party in possession of such information, records or internal analysis will provide it to the Neutral Auditors. Each Party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter, including customary indemnities. All fees and expenses relating to the work to be performed by the Neutral Auditors shall be borne one-half by ODEC and one-half by NOVEC. The Neutral Auditors’ review shall be completed within thirty days of their engagement, shall be set forth in a written statement delivered to both Parties and shall be final, binding and conclusive. Closing will not be delayed pending resolution of such dispute, any undisputed amounts will be paid, and any disputed amounts will be deposited with an Escrow Agent until such time as the Neutral Auditors make a determination with respect to the draft Settlement Statement.

2.3.4	Pre-Closing. The pre-closing shall be conducted at the offices of ODEC, at least three business days before the scheduled Closing Date. At the pre-closing, the final execution drafts of the Transaction Documents will be presented by the Parties and all other Parties shall review and approve (or correct, as the case may be) the final Transaction Documents. The Transaction Documents shall be completed and delivered to the Escrow Agent to be held in escrow pending the Closing, and shall become effective only upon Closing.

2.3.5	Location and Escrow. The Closing shall be conducted at the offices of ODEC, or such other location as mutually agreed upon between ODEC and NOVEC. Upon confirmation by the Parties that all Transactions are ready to close, that all Transaction Documents have been duly executed and delivered, and that all other conditions to Closing under this Transaction Agreement have been satisfied or waived, the Closing shall occur and all Transaction Documents shall be released from escrow and be delivered and deemed effective simultaneously, or in the order specified to the extent a particular order is specified in the Transaction Agreement, Withdrawal Agreement, Termination Agreement, or Litigation Agreement.

2.3.6	Delay in Closing. If the Closing has not occurred by December 31, 2008, then any Party whose actions or failure to act are not a cause of the delay of Closing shall have the right to terminate this Transaction Agreement upon thirty days’ advance written notice to all other Parties; provided, however, that any such notice of termination shall be rendered null and void and without force or effect if: (a) the Closing is completed within thirty days of the date on which such notice was issued; or, (b) the delay is due to action or inaction by a regulatory authority from which a Required Regulatory Approval or other consent or cooperation is required and the Party receiving the notice of termination has exercised and is continuing to exercise Best Efforts to enable it to close. If no Party acts to terminate the Transaction Agreement, the Closing shall be automatically extended for no more than five successive periods of thirty days. If the Closing is delayed for any reason other than

2.3.6.1	The failure of ODEC to timely perform any of its obligations hereunder, or

2.3.6.2	The failure, despite the Parties’ Best Efforts, to obtain Required Regulatory Approvals,

then the provisions of Section 3.3 of the Termination Agreement will govern any sales of power by ODEC to NOVEC after December 31, 2008.

2.3.7	No Default. No Party may terminate the Transaction Agreement or any other Transaction Document if such Party is in breach or default thereof, or if the failure to satisfy a condition precedent contemplated therein is due to the failure of that Party to perform its obligations under this Transaction Agreement or any other Transaction Document.

2.3.8	Costs. Each Party shall be responsible for its own Transaction Costs, whether or not the Closing is achieved; provided, however, that the foregoing shall not preclude any Party from seeking damages, including recovery of its Transaction Costs, from a Party that fails to timely perform its obligations under this Transaction Agreement or any other Transaction Document.

Section 2.4    Conditions to Closing.

The obligations of any Party to proceed with Closing and to consummate the Transactions contemplated by the Transaction Agreement are subject to the other Party’s satisfaction of the following conditions, unless waived:

2.4.1	Transaction Documents. Each of the Transaction Documents shall have been duly authorized, executed and delivered; shall be in substantially the form as attached to the Transaction Agreement; and each shall be in full force and effect.

2.4.2	Corporate Action Incumbency. All corporate action necessary to approve the Transactions called for by this Transaction Agreement shall have been taken by each of the Parties, and each of the Power Supply Organizations on the one hand, and NOVEC on the other, shall have delivered to the other a certificate of the Secretaries of such corporations, dated as of the Closing Date, in the form attached as Exhibit E, certifying as to all resolutions passed by the Board of Directors of such corporation relating to the approval of such Transactions and as to the incumbency of all officers who have executed and delivered any agreements, certificates, documents or other instruments in connection with the Transactions contemplated by this Agreement.

2.4.3	Liens. RUS, CoBank and CFC shall have released the NOVEC Wholesale Power Contract and the shares of TEC from their respective liens, security interests, mortgages or any other rights or claims.

2.4.4	No Pending Proceedings. No suit, action, or other proceeding shall be pending before any court or governmental or administrative agency which seeks to restrain or prohibit or to obtain damages or other relief in connection with this Transaction Agreement or any other Transaction Documents, or the consummation of the Transactions contemplated by this Transaction Agreement or any other Transaction Documents, including any proceeding in which a party thereto seeks to affect the amounts paid by ODEC to NOVEC pursuant to this Agreement or otherwise, or owed by NOVEC to ODEC through rates or otherwise, and no investigation that may result in any such suit, action or other proceeding shall be pending before any governmental or administrative agency.

2.4.5	Consents. All Member Cooperative, lender, contract counterparty and any other required consents to enter into the Transaction Documents or to effectuate the Transactions have been received, to the extent any such consents are identified in this Transaction Agreement, as follows:

(a)	NOVEC shall have secured all necessary approval from its lenders with approval rights, including the RUS, CFC, and CoBank; and,

(b)	Each of the Power Supply Organizations shall have secured all necessary approvals or consents from or provided any required notices to each of its lenders with approval rights, including any trustees or holders of any indebtedness or obligations of each Power Supply Organization, including to the extent reasonably necessary, CFC, CoBank, and the trustees of the Power Supply Organizations’ bond indentures.

2.4.6	Governmental Actions. ODEC, with the support of NOVEC shall have secured all necessary FERC and other federal governmental and regulatory approvals. NOVEC, with the support of ODEC shall have secured any and all necessary state and local governmental and regulatory approvals.

2.4.7	Taxes. Each of the Parties has paid all taxes on or before the Closing Date that relate to the filing or delivery of the Transaction Agreement or any of the Transaction Documents.

2.4.8	No Material Changes in Applicable Law. No statute, rule, regulation, order or agreement shall have been enacted, entered, or deemed applicable by any governmental or administrative agency or court which would make the Transactions contemplated by this Transaction Agreement illegal or voidable.

2.4.9	Opinions of Counsel. Each of the Parties shall have received from the other Parties the opinion(s) of counsel to such Parties as required by any of the Transaction Documents.

2.4.10	No Bankruptcy. There shall be no bankruptcy proceedings pending or threatened against any of the Parties and none of the Parties shall have taken any action to file such a proceeding

2.4.11	Other Obligations Satisfactory to Power Supply Organizations. Subject to the provisions of Section 2.2 of the Termination Agreement, NOVEC shall have paid in full or made provision reasonably satisfactory to Power Supply Organizations for the payment in full of amounts owed by NOVEC to Power Supply Organizations, including the Estimated Payment, net of the Withdrawal Payment.

2.4.12	Other Agreements. NOVEC shall have executed and delivered all such other agreements, certificates, documents and instruments reasonably requested by ODEC in form and substance reasonably satisfactory to Power Supply Organizations and their counsel necessary to implement this Agreement. Each Power Supply Organization shall have executed and delivered all such other agreements, certificates, documents and instruments reasonably requested by NOVEC in form and substance reasonably satisfactory to NOVEC and its counsel necessary to implement this Transaction Agreement.

Section 2.5    Deliveries at Closing

2.5.1	NOVEC shall deliver to each Power Supply Organization certified corporate resolutions authorizing the execution, delivery and performance of this Transaction Agreement, the Withdrawal Agreement, the Termination Agreement, and the Litigation Agreement substantially in the forms attached as Exhibits “A,” “B” and “C” to this Transaction Agreement, respectively.

2.5.2	Each of the Power Supply Organizations shall deliver to NOVEC certified corporate resolutions authorizing the execution, delivery and performance of this Transaction Agreement, the Withdrawal Agreement, the Termination Agreement, and the Litigation Agreement substantially in the forms attached as Exhibits “A,” “B” and “C” to this Transaction Agreement, respectively.

2.5.3	ODEC shall deliver to NOVEC certified corporate resolutions authorizing the payment of the Withdrawal Payment to NOVEC at the Closing as provided in Section 2.2 of the Withdrawal Agreement.

2.5.4	NOVEC shall deliver certified corporate resolutions authorizing the execution, delivery and performance of a Release substantially in the form attached as Exhibit F to this Transaction Agreement.

2.5.5	NOVEC shall execute and deliver a Release to the Power Supply Organizations substantially in the form attached as Exhibit F to this Transaction Agreement.

2.5.6	Each Power Supply Organization shall deliver certified corporate resolutions to NOVEC authorizing the execution, delivery and performance of a Release substantially in the form attached as Exhibit G to this Transaction Agreement.

2.5.7	The Power Supply Organizations shall execute and deliver to NOVEC a Release substantially in the form attached as Exhibit G to this Transaction Agreement.

2.5.8	NOVEC shall deliver in a form and substance reasonably satisfactory to the Power Supply Organizations certificates of incumbency for such authorized representatives and an opinion of counsel for NOVEC with respect to the each of the Transactions contemplated above, substantially in the form attached hereto as Exhibit H.

2.5.9	The Power Supply Organizations shall deliver in a form and substance reasonably satisfactory to NOVEC certificates of incumbency for such authorized representatives and an opinion of counsel for the Power Supply Organizations with respect to the each of the Transactions contemplated above, substantially in the form attached hereto as Exhibit I.

2.5.10	General Releases. Each of NOVEC and the Power Supply Organizations releases the other and its members, directors, employees, agents and affiliates from all obligations, liabilities,

claims and causes of action (whether at law or in equity) against the other or its members, directors, employees, agents or affiliates arising from any act or omission occurring or any fact or circumstance existing prior to the consummation of the Closing, whether arising under the Wholesale Power Contract or otherwise, other than any such obligation, liability, claim or cause of action arising out of a failure by the other or its members, directors, employees, agents or affiliates to perform its obligations under this Agreement or any other Transaction Document.

ARTICLE THREE - REPRESENTATIONS AND WARRANTIES

Section 3.1    Representations and Warranties of NOVEC.

NOVEC represents and warrants that as of the Execution Date and as of the Closing Date:

3.1.1	It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary licenses to conduct its business operations and to enter into and perform its obligations under this Transaction Agreement and the Transaction Documents.

3.1.2	It has the corporate power and authority to carry on its business now conducted and to enter into and perform its obligations under this Transaction Agreement and the Transaction Documents.

3.1.3	The execution, delivery and performance of this Transaction Agreement and each of the other Transaction Documents have been duly authorized, executed and delivered by all necessary corporate action and are binding and enforceable obligations except as limited by bankruptcy.

3.1.4	The execution, delivery and performance of this Transaction Agreement and each of the other Transaction Documents do not: (i) violate any law applicable to it; (ii) constitute a default under any other agreements to which it is a party; or (iii) require the consent or approval of any lender (except those consents or approvals to be obtained prior to Closing).

3.1.5	No authorization or approval is required by any governmental entity or under any law (except those authorizations and approvals to be obtained prior to Closing) for the execution, delivery and performance of this Transaction Agreement or the other Transaction Documents.

3.1.6	It is not in breach of nor in default under any indebtedness or material contract which could reasonably be expected to have a material adverse effect on its financial condition, business operations or its ability to enter into or perform its obligations under this Transaction Agreement or any other Transaction Document.

3.1.7	To the best of its knowledge there are no investigations or proceedings by a governmental entity pending or threatened against it that could materially adversely affect its ability to perform its obligations under the Transaction Agreement or the Transaction Documents.

3.1.8	It shall not take any action or fail to take any action that would cause the foregoing representations and warranties to not be true as of the Closing Date.

Section 3.2    Representations and Warranties of each of the Power Supply Organizations. Each of the Power Supply Organizations represents and warrants that as of the Execution Date and the Closing Date:

3.2.1	It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary licenses to conduct its business operations and to enter into and perform its obligations under this Transaction Agreement and the Transaction Documents.

3.2.2	It has the corporate power and authority to carry on its business now conducted and to enter into and perform its obligations under this Transaction Agreement and the Transaction Documents.

3.2.3	The execution, delivery and performance of this Transaction Agreement and each of the other Transaction Documents have been duly authorized, executed and delivered by all necessary corporate action and are binding and enforceable obligations except as limited by bankruptcy.

3.2.4	The execution, delivery and performance of this Transaction Agreement and each of the other Transaction Documents do not: (i) violate any law applicable; (ii) constitute a default under any other agreements to which it is a party; or (iii) require the consent or approval of any lender (except those consents or approvals to be obtained prior to Closing).

3.2.5	No authorization or approval is required by any governmental entity or under any law (except those authorizations and approvals to be obtained prior to Closing) for the execution, delivery and performance of this Transaction Agreement or any of the other Transaction Documents.

3.2.6	It is not in breach or default under any indebtedness or material contract which could reasonably be expected to have a material adverse effect on its financial condition, business operations or its ability to enter into or perform its obligations under this Transaction Agreement or any other Transaction Document.

3.2.7	To the best of its knowledge there are no investigations or proceedings by a governmental entity pending or threatened against it that could materially adversely affect its ability to perform its obligations under this Transaction Agreement or any of the Transaction Documents.

3.2.8	No Power Supply Organization shall take any action nor fail to take any action that would cause the foregoing representations and warranties to not be true as of the Closing Date.

Section 3.3    Additional Representation and Warranty of ODEC.

ODEC further represents and warrants that as of the Execution Date and the Closing Date that at a meeting of the ODEC Board of Directors, duly and legally called in accordance with its Articles of Incorporation, Bylaws and any other applicable documents, laws and procedures, at which at least a quorum was present, NOVEC’s withdrawal from membership in ODEC was approved by an affirmative vote of at least two-thirds of all directors comprising ODEC’s Board of Directors, such that ODEC’s approval of NOVEC’s withdrawal from membership in ODEC is valid, lawful and binding.

ARTICLE 4 - OTHER AGREEMENTS

Section 4.1    Best Efforts; Mutual Cooperation.

From and after the Execution Date and through the Closing, each of the Parties shall:

4.1.1	Use its Best Efforts to take all actions required to timely satisfy all conditions precedent applicable to it, prior to the Closing;

4.1.2	Cooperate with any other Parties in furnishing all information reasonably requested by the other to permit it to comply with its public disclosure obligations and shall make disclosures and provide information to rating agencies, lenders and related parties, including guarantors and underwriters of the other’s debt and their legal counsel reasonably requested by the other;

4.1.3	Otherwise cooperate with the other Parties in obtaining all necessary consents and approvals required by this Transaction Agreement; and,

4.1.4	With respect to the furnishing of information pursuant to Section 4.1.2 above, the supplying Party shall be responsible only to the requesting Party for the accuracy and completeness of the information furnished and shall have no responsibility or liability for the manner in which such information is used or its appropriateness for such use. The supplying Party shall have no liability to any third party to which the requesting Party may furnish this information or any excerpt therefrom or summary thereof, and shall be entitled to receive appropriate assurances and indemnities from the requesting Party to that effect as a condition to providing such information, provided that no such assurance or indemnity shall relieve the supplying Party of liability to the requesting Party for the accuracy and completeness of the information supplied.

Section 4.2    Tax Matters.

Each Party shall be responsible for any and all taxes payable by such Party, and shall make no claim for indemnity for taxes against any other Party.

Section 4.3    Governance.

The Parties acknowledge and agree that:

4.3.1	Upon execution of this Transaction Agreement, but prior to Closing, NOVEC will continue to be entitled to vote at meetings of the members of ODEC and shareholders of TEC, to designate directors for election to represent it on the board of directors of each of the Power Supply Organizations, and to participate in board meetings and vote on all matters in accordance with each of the Power Supply Organization’s respective by-laws, except that neither NOVEC, nor its designated directors or any other representative, will serve on any committee of any Power Supply Organization board of directors, serve as an officer of any Power Supply Organization, or participate in consideration of or vote on any matter relating to the Power Supply Organizations’ business affairs after Closing, including, without limitation, power supply forecasting and planning, generation or transmission facility construction, acquisition or disposition, amendments or extensions of the Remaining Member Wholesale Power Contracts, the admission of any new member, the employment, evaluation, compensation or termination of senior staff or other consultants or advisors, or the issuance, retirement or refinancing of debt or other financing matters; provided, however, that with respect to the effects before December 31, 2008, of actions relating to such business affairs after December 31, 2008, no Power Supply Organization, nor its board of directors, will make any adverse distinction or discrimination between NOVEC and any of the Remaining Members because of NOVEC’s impending withdrawal from membership or termination of its Wholesale Power Contract,

4.3.2	NOVEC shall not be responsible, nor have any liability whatsoever, should any Power Supply Organization, prior to Closing, incur any obligations or indebtedness or undertake any other transactions other than transactions (1) in the normal, usual and customary manner as evidenced by the approved budget of each Power Supply

Organization for the time period up to but not extending beyond December 31, 2008, (2) of a nature or in an amount consistent with its prior practices, and (3) in the ordinary course of business to supply WPC Services to NOVEC and the Remaining Members up to December 31, 2008.

4.3.3	From and after the Execution Date, NOVEC will not seek or request any information, except pursuant to the Transaction Documents, from any Power Supply Organization, including, without limitation, power supply forecasts, data, records, documents, costs, studies, contracts, or other planning, operational or financial information other than as reasonably necessary to verify the accuracy of any charge, credit, reimbursement or calculation related to any outstanding billing statement from any of the Power Supply Organizations, or to enforce these Agreements.

Section 4.4    Indemnification.

4.4.1	From and after the Execution Date, NOVEC shall indemnify each of the Power Supply Organizations and Participating Members against any and all claims resulting from, arising out of or attributable to breach of any of NOVEC’s representations, warranties, covenants or other obligations under this Transaction Agreement.

4.4.2	From and after the Execution Date, each Power Supply Organization shall indemnify NOVEC against any and all claims resulting from, arising out of or attributable to breach of any of the Power Supply Organizations’ representations, warranties, covenants or other obligations under this Transaction Agreement.

4.4.3	To the extent that a claim to be indemnified by a Party is paid in full by such Party or an insurer, such Party or its insurer shall be subrogated to the rights and remedies of the indemnified Party.

4.4.4	Should an indemnified Party receive a refund with respect to any claim by a Party, it shall pay to the indemnifying Party the lesser of: (i) the amount refunded, less the amount of any tax incurred; or, (ii) the amount such Party or its insurers has paid with respect to the claim.

4.4.5	Effective upon Closing, NOVEC shall hold harmless and indemnify each Power Supply Organization from any and all claims relating to: (a) NOVEC’s participation as a member or shareholder of each Power Supply Organization as released and more particularly described in the Withdrawal Agreement; and (b) any and all claims under or relating to the NOVEC Wholesale Power Contract, as released and more particularly described in the Termination Agreement. Such releases and indemnities shall be in the forms attached hereto as Exhibit J. Such releases shall be broad and all encompassing in order to render each Power Supply Organization free and clear of any and all claims of any nature whatsoever, with the exception of enforcement of this Transaction Agreement and the obligations hereunder and under the other Transaction Documents.

4.4.6

Effective upon Closing, each Power Supply Organization shall hold harmless and indemnify NOVEC from any and all claims relating to: (a) NOVEC’s participation as a member or shareholder of each Power Supply Organization as released and more particularly described in the Withdrawal Agreement; and (b) any and all claims under or relating to the NOVEC

Wholesale Power Contract, as released and more particularly described in the Termination Agreement. Such releases and indemnities shall be in the form attached hereto as Exhibit K. Such releases shall be broad and all encompassing in order to render NOVEC free and clear of any and all claims of any nature whatsoever, with the exception of enforcement of this Transaction Agreement and the obligations hereunder and under the other Transaction Documents.

Section 4.5    Entire Agreement.

This Transaction Agreement, the Withdrawal Agreement, the Termination Agreement, the Litigation Agreement, and the other Transaction Documents, including the appendices, certificates, exhibits and schedules thereto, together set forth the entire agreement of the Parties and supersede all prior agreements, whether written or oral. Amendments to this Transaction Agreement or to any of the other Transaction Documents shall be effective only if in writing and duly executed by all Parties to the agreement to which such amendment applies. Waiver by a Party of any default by any other Party shall not constitute a waiver of any other default.

Section 4.6    Termination of Transactions. In the event that this Transaction Agreement is terminated in accordance with Section 2.3.6, all Transaction Documents related hereto shall also be terminated and the relationship of the Parties shall be as it was prior to the Execution Date and each Party shall bear and pay its own Transaction Costs in the event of termination; provided however that any confidentiality agreement and any other obligation that specifically so provides shall survive such termination.

Section 4.7    Construction and Governing Law.

4.7.1	Headings Not Substantive. The headings of the sections of this Agreement are intended for convenience and reference only and shall not be deemed to be part of this Agreement or considered in construing it.

4.7.2	Governing Law. The validity, interpretation, and performance of this Agreement and each of its provisions shall be governed by the laws of the Commonwealth of Virginia.

4.7.3	Include and Including. Wherever the terms “include” or “including” are used in this Agreement, such terms shall not be construed as limiting the generality of any statement, clause, phrase, or term.

4.7.4	Singular and Plural. The terms defined in this Agreement and in any agreement or instrument executed in connection herewith shall be applicable to the plural as well as the singular and the singular as well as the plural.

4.7.5	Future Amendments. Except as otherwise indicated, all the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms hereof and thereof.

Section 4.8    Survival.

It is the express intention and agreement of the Parties that all confidentiality obligations, covenants, agreements, statements, representations, warranties, and indemnities made in this Agreement shall survive Closing, including, without limitation, NOVEC’s obligation to pay ODEC for WPC Services supplied to NOVEC under the NOVEC Wholesale Power Contract, but not paid for at or prior to Closing, and the True-up obligations related to such service and set forth in Section 2.2 of the Termination Agreement hereof.

Section 4.9    Limitation of Enforcement.

It is the intention of the Parties that no person or entity other than the Parties shall have any right to bring any action to enforce any provision of this Transaction Agreement against any of the Parties hereto, and that the covenants, undertakings, and agreements set forth in this Transaction Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties hereto or their respective successors or permitted assigns.

Section 4.10    Coordination of Communications with Third Parties.

Prior to any individual release by a Party and prior to any other public disclosure of or release of related to this Transaction Agreement, the Parties will issue together a joint statement in the form attached hereto as Exhibit L. Thereafter, each Party agrees to provide to the other Parties an advance copy of all press, news, or other releases to private or public media groups that relate to this Agreement, and not to make any such release without the prior consent of the other Parties, such consent not to be unreasonably withheld.

Section 4.11    Time of Essence.

Time is of the essence with respect to all provisions of this Transaction Agreement that specify a time for performance.

Section 4.12    Counterparts.

This Transaction Agreement may be executed in as many counterparts as may be required, and it shall not be necessary that the signatures of or on behalf of each Party appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each Party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. Each executed counterpart shall have the same force and effect as an original instrument, and it shall not be necessary in any proof of this Transaction Agreement to produce or account for more than the number of counterparts containing the respective signatures of or on behalf of each of the Parties.

Section 4.13    Severability.

If any part of any provision of this Transaction Agreement or any other agreement, document, or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Transaction Agreement. To the extent such severance changes the allocation of equities in this Transaction Agreement, the Parties will negotiate in good faith to restore, as nearly as possible, the original intention of this Transaction Agreement.

Section 4.14    Preparation of Agreement.

This Transaction Agreement, the Withdrawal Agreement, the Termination Agreement, the Litigation Agreement and the other Transaction Documents have been prepared by the Parties thereto, and shall not be construed against any Party or another as a result of the preparation, substitution, submission or other event of negotiation, drafting or execution hereof.

Section 4.15    Assignment.

The terms, provisions, conditions, representations, warranties and obligations of this Transaction Agreement, the Withdrawal Agreement, the Termination Agreement, the Litigation Agreement, and the other Transaction Documents shall inure to the benefit of the Parties thereto and their respective successors and assigns. No Party shall assign any of its rights or obligations under any of the foregoing agreements without the prior written consent of each of the other Parties, which consent shall not be unreasonably withheld.

Section 4.16    Confidentiality.

The Parties will keep this Transaction Agreement and its terms, including, without limitation, the amount of the Withdrawal Payment, the Transactions and the Transaction Documents confidential. In addition, the Parties will keep confidential any confidential information belonging or pertaining to any other Party that was disclosed by such Party by virtue of or in furtherance of the business relationships that are being dissolved by the Transaction Documents. Provided, however, that the Parties may make such disclosures as are necessary:

4.16.1	To obtain required regulatory approvals;

4.16.2	To comply with securities regulations and other applicable laws; and

4.16.3	To notify and inform lenders, rating agencies and their authorized representatives;

in each case, subject to appropriate seals, confidentiality agreements and other available safeguards; and further provided, that the Parties may agree to make other disclosures in accordance with the requirements of Section 4.10.

Section 4.17    Notices.

Notice by any Party to any other Party shall be made by electronic mail or, if made by other medium, shall be promptly confirmed by electronic mail, and shall be deemed made and delivered on the date such electronic mail message is sent and received to the person and address indicated below, if duly sent to each of the Parties at the following addresses, which address may be changed by any Party upon notice thereof to the other Parties;

To ODEC, NDEC and TEC:
JReasor@ODEC.com
With copies to:
Micheal.Hern@LeClairRyan.com
James.Guy@LeClairRyan.com

To NOVEC:
SFeuerb@NOVEC.com
With copies to:
PToulme@NOVEC.com

Section 4.18    Abandonment or Waiver.

No delay or failure on the part of a Non-Defaulting Party to exercise any right or remedy to which it is entitled on an account of an Event of Default shall constitute an abandonment or waiver of such right and the Non-Defaulting Party shall be entitled to exercise such right or remedy at any time during the continuance of an Event of Default or another Event of Default.

ARTICLE FIVE - DISPUTE RESOLUTION

Section 5.1    Retention of Rights.

Except as provided in Section 2.3.2 with respect to the draft Settlement Statement, or to the calculation of the Estimated Payment or the supporting cost information provided to NOVEC by ODEC, all Parties retain all of their rights in law and equity, and may seek such relief as each Party may determine to seek in before any court or regulatory agency of competent jurisdiction.

Section 5.2    Fees and Costs.

In any action or proceeding at law or equity relating to any Event of Default, or the alleged breach of this Transaction Agreement or any other Transaction Document or to the enforcement of another Party’s obligations thereunder, the court or regulatory agency in which such action or proceeding is decided may award the recovery of reasonable attorneys’ fees and costs to the prevailing Party.

Section 5.3    Notice of Default.

Upon the occurrence of any Event of Default, the Non-Defaulting Party, to the extent that such Party has actual knowledge of the occurrence of such Event of Default, promptly shall give written notice thereof to the Defaulting Party. Such notice shall set forth, in reasonable detail, the nature of such Default. Unless otherwise specifically provided herein, the Defaulting Party shall have 14 calendar days following receipt of such notice to cure such Event of Default.

Section 5.4    Termination for Failure to Cure.

If the Defaulting Party fails to cure an Event of Default as provided under Section 5.3 above, this Agreement may be terminated by the Non-Defaulting Party, without any liability or responsibility whatsoever, by notice to the Defaulting Party. This Transaction Agreement shall thereupon terminate, subject to any applicable regulatory requirements, and the Non-defaulting Party may exercise all such rights and remedies as may be available to it, at law and in equity, to recover damages caused by such Event of Default, including, without limitation, reasonable attorneys’ fees and costs as provided in Section 5.2.

Section 5.5    Set Off.

Notwithstanding the foregoing provisions and in addition to all of the rights and remedies provided hereunder, in equity or at law, either Party shall be entitled to set off against any amounts due and payable by it hereunder to the other Party any and all amounts due and payable to it hereunder by the other Party.

Section 5.6    Waiver of Jury Trial.

The Parties waive jury trial of any action or proceeding at law or equity relating to the alleged breach of this Transaction Agreement or any other Transaction Document or to the enforcement of another Party’s obligations thereunder.

IN WITNESS WHEREOF, NOVEC, ODEC, NDEC and TEC have caused this Transaction Agreement to be executed and attested and delivered by its duly authorized officers as of the date first written above.

NORTHERN VIRGINIA ELECTRIC COOPERATIVE

By:	/s/ Stan C. Feuerberg
Name:	Stan C. Feuerberg
Title:	President & CEO

Attest:

Name:	/s/ Pat Toulme
Title:	VP & Counsel
[SEAL]

OLD DOMINION ELECTRIC COOPERATIVE

By:	/s/ J.E. Reasor
Name:	J.E. Reasor
Title:	President & CEO

Attest:

Name:
Title:
[SEAL]

NEW DOMINION ENERGY COOPERATIVE

By:	/s/ J.E. Reasor
Name:	J.E. Reasor
Title:	President & CEO

Attest:

Name:
Title:
[SEAL]

TEC TRADING, INC.

By:	/s/ J.E. Reasor
Name:	J.E. Reasor
Title:	President & CEO

Attest:

Name:
Title:
[SEAL]

Exhibit A

WITHDRAWAL AGREEMENT

AMONG NORTHERN VIRGINIA ELECTRIC COOPERATIVE, OLD DOMINION

ELECTRIC COOPERATIVE, NEW DOMINION ENERGY COOPERATIVE, AND

TEC TRADING, INC.

THIS WITHDRAWAL AGREEMENT (“Withdrawal Agreement”), dated as of August 15, 2008, is made by and among NOVEC, ODEC, NDEC and TEC. Any or all of these entities may be referred to herein individually as a “Party,” or collectively, as the “Parties.”

WHEREAS, the Parties are signatories to the Transaction Agreement;

WHEREAS, this Withdrawal Agreement is one of the Transaction Documents, all of which Transaction Documents are necessary to effectuate the terms and conditions of the Transaction Agreement;

WHEREAS, the recitals set forth in the Transaction Agreement are incorporated herein by this reference;

WHEREAS, the Parties have agreed upon NOVEC’s withdrawal as a member of ODEC and disposition of its ownership interest in TEC, effective upon Closing, in accordance with the terms and conditions of this Withdrawal Agreement;

WHEREAS, Section 1.05 of ODEC’s Bylaws provides for the withdrawal of a member upon, among other things, an affirmative vote of not less than two-thirds of the directors of ODEC; and

WHEREAS, Section 5.3 of TEC’s Bylaws provides for the transfer of shares on the books of the corporation; and,

NOW, THEREFORE, for and in consideration of these premises, and the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1 - DEFINITIONS

1.1	General.

Unless the context otherwise specifies or requires, or unless capitalized solely for grammatical purposes, the capitalized terms used in this Withdrawal Agreement, or in any appendix, attachment, exhibit or schedule to this Withdrawal Agreement, shall have the respective meanings set forth in the Transaction Agreement. Additional terms may be defined for convenience of reference in other provisions of this Withdrawal Agreement. When used in this Withdrawal Agreement, or in any appendix, attachment, exhibit or schedule to this Withdrawal Agreement, such additional terms shall have the respective meanings set forth in such other provisions of this Withdrawal Agreement.

ARTICLE 2 - WITHDRAWAL AND TRANSFER OF SHARES

2.2	Withdrawal.

Subject to the terms and conditions set forth in the Transaction Documents, including this Withdrawal Agreement, effective upon Closing, (i) NOVEC shall have withdrawn from membership in ODEC and surrendered its membership certificate; and (ii) NOVEC shall have transferred to TEC all its right and interest in TEC, and surrendered any stock certificate or other security in TEC that NOVEC possesses.

ARTICLE 3 - RELEASES

3.1	By NOVEC

3.1.1	Release of Membership and Patronage Interest. NOVEC hereby agrees to release and assign to ODEC, at and upon Closing, all its rights and equity in and claims that it may have against any or all of the Power Supply Organizations, including, without limitation, patronage capital credits, margin stabilization amounts, if any, deferred energy, property rights, causes of action, refunds, rebates, allocations, revenue rights or other credits or distributions, whether now existing or later arising.

3.1.2	Release of All Interests in and Liability for Assets. Effective at and upon Closing, NOVEC hereby releases, waives and quitclaims any right, title or interest, whether now existing or later arising, known or unknown, real or inchoate, in any and all of the Power Supply Organizations’ assets, including, without limitation, any right or claim to any value, property or benefit associated with its membership or ownership interest in each and all of the Power Supply Organizations, including any that arise from or that are inherent in any of ODEC’s generation assets, or ODEC’s interest in the assets of Regional Headquarters, Inc.

3.2	By Power Supply Organizations. Effective at and upon Closing, the Power Supply Organizations hereby release NOVEC from any claim, indemnity or liability, whether now existing or later arising, known or unknown, real or inchoate, from any and all of the Power Supply Organizations’ assets, including, without limitation, any claim, debt or liability associated with NOVEC’s membership or ownership interest in each and all of the Power Supply Organizations, including any that arise from or are inherent in any of ODEC’s generation assets, or ODEC’s interest in the assets of Regional Headquarters, Inc.

ARTICLE 4 - GENERAL RELEASES

4.1	General Releases.

Each of NOVEC and the Power Supply Organizations releases the other and its members, directors, employees, agents and affiliates from all obligations, liabilities, claims and causes of action (whether at law or in equity) against the other or its members, directors, employees, agents or affiliates arising from any act or omission occurring or any fact or circumstance existing prior to the consummation of the Closing, whether arising under the Wholesale Power Contract or otherwise, other than any such obligation, liability, claim or cause of action arising out of a failure by the other or its members, directors, employees, agents or affiliates to perform its obligations under this Withdrawal Agreement or any other Transaction Document.

4.2	Remaining Member Releases.

ODEC shall exert its Best Efforts to procure and arrange execution of mutual releases between NOVEC and each of the Remaining Members substantially in the form attached hereto as Exhibit M. NOVEC shall enter into and execute any such mutual releases at or prior to closing. The failure or refusal of any Remaining Member to execute such a release will not be a breach or default under this Agreement, nor will it prevent or delay closing, but NOVEC will have no obligation to include such Remaining Member in any release it is otherwise required to issue under this Agreement.

4.3	Unpaid WPC Services.

Notwithstanding the foregoing or any other provision hereof, NOVEC shall remain liable to ODEC for payment for WPC Services provided to it by ODEC but not paid for prior to Closing.

ARTICLE 5 – Miscellaneous Provisions

The provisions of Article 4 of the Transaction Agreement are incorporated herein, mutatis mutandis, by this reference and made a part of this Withdrawal Agreement.

IN WITNESS WHEREOF, each of NOVEC, ODEC, NDEC and TEC have caused this Withdrawal Agreement to be executed and attested and delivered by its duly authorized officers as of the date first written above.

NORTHERN VIRGINIA ELECTRIC COOPERATIVE

By:	/s/ Stan C. Feuerberg
Name:	Stan C. Feuerberg
Title:	President & CEO

Attest:

Name:	/s/ Pat Toulme
Title:	VP & Counsel
[SEAL]

OLD DOMINION ELECTRIC COOPERATIVE

By:	/s/ J.E. Reasor
Name:	J.E. Reasor
Title:	President & CEO

Attest:

Name:
Title:
[SEAL]

NEW DOMINION ENERGY COOPERATIVE

By:	/s/ J.E. Reasor
Name:	J.E. Reasor
Title:	President & CEO

Attest:

Name:
Title:
[SEAL]

TEC TRADING, INC.

By:	/s/ J.E. Reasor
Name:	J.E. Reasor
Title:	President & CEO

Attest:

Name:
Title:
[SEAL]

Exhibit B

TERMINATION AGREEMENT

AMONG NORTHERN VIRGINIA ELECTRIC COOPERATIVE, OLD

DOMINION ELECTRIC COOPERATIVE, NEW DOMINION ENERGY

COOPERATIVE AND TEC TRADING, INC.

THIS TERMINATION AGREEMENT (“Termination Agreement”), dated as of August 15, 2008, is made by and among NOVEC, ODEC, NDEC and TEC. Any or all of these entities may be referred to herein individually as a “Party,” or collectively, as the “Parties.”

WHEREAS, the Parties are signatories to the Transaction Agreement;

WHEREAS, this Termination Agreement is one of the Transaction Documents, all of which Transaction Documents are necessary to effectuate the terms and conditions of the Transaction Agreement;

WHEREAS, the recitals set forth in the Transaction Agreement are incorporated herein by this reference;

WHEREAS, ODEC, NOVEC and the Remaining Members are parties to that certain Reorganization Agreement dated as of July 26, 2004, by and among the Parties, and NDEC is still in the organizational phase;

WHEREAS, simultaneously with the Closing of the Transactions, the Parties have agreed to terminate the NOVEC Wholesale Power Contract in accordance with the terms and conditions of this Termination Agreement;

NOW, THEREFORE, for and in consideration of these premises, and the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1 - DEFINITIONS

1.1    General.

Unless the context otherwise specifies or requires, or unless capitalized solely for grammatical purposes, the capitalized terms used in this Termination Agreement, or in any appendix, attachment, exhibit or schedule to this Termination Agreement, shall have the respective meanings set forth in the Transaction Agreement. Additional terms may be defined for convenience of reference in other provisions of this Termination Agreement. When used in this Termination Agreement, or in any appendix, attachment, exhibit or schedule to this Termination Agreement, such additional terms shall have the respective meanings set forth in such other provisions of this Termination Agreement.

ARTICLE 2 - TERMINATION, ESTIMATED PAYMENTS AND TRUE-UP

2.1    Termination.

Subject to the terms and conditions set forth in the Transaction Agreement and all of the Transaction Documents, including this Termination Agreement, the NOVEC Wholesale Power Contract shall be terminated and of no further force or effect upon and after Closing.

2.2    Estimated Payments.

ODEC will calculate an “Estimated Payment” equal to NOVEC’s estimated obligation for WPC Services to be supplied to NOVEC under the Wholesale Power Contract on and prior to Closing, but not billed prior to Closing. Subject to the objection provisions and the netting provisions of Section 2.3.2 of the Transaction Agreement, NOVEC shall pay the Estimated Payment to ODEC at Closing, subject to True-up pursuant to Section 2.3 of this Termination Agreement.

2.3    True-up.

Not more than twenty-five (25) calendar days after Closing, ODEC will generate, based on actual usage data, a final bill for all WPC Services supplied to NOVEC under the NOVEC Wholesale Power Contract on and prior to Closing (“Final Power Bill”). If the amount of the Final Power Bill is greater than the amount of the Estimated Payment, then NOVEC will, within five days from the date on which it receives the Final Power Bill, remit to ODEC payment by wire transfer of immediately available funds an amount equal to the difference between the Final Power Bill and the Estimated Payment. If the amount of the Final Power Bill is less than the amount of the Estimated Payment, then ODEC will, within five days from the date on which it issues the Final Power Bill, remit to NOVEC payment by wire transfer of immediately available funds an amount equal to the difference between the Final Power Bill and the Estimated Payment.

2.4    Dispute Resolution.

Any dispute between NOVEC and ODEC regarding the amount of the True-up shall be resolved pursuant to the procedures set forth in Section 2.3.3 of the Transaction Agreement.

ARTICLE 3 - SERVICE AFTER EXECUTION AND CLOSING

3.1    Responsibility for Power Supply Arrangements after Closing.

Beginning no later than 12:01 AM EPT of the day immediately following the Closing Date, NOVEC will: (i) assume responsibility for any and every obligation to plan, acquire, purchase, generate, or to cause to be delivered all of the electric capacity and energy required by NOVEC; (ii) obtain all of the capacity and energy necessary to supply its entire load, now existing or later arising, from such sources or suppliers as NOVEC shall determine; (iii) arrange for any and all transmission necessary to deliver such capacity and energy; and, (iv) arrange for all necessary ancillary services. NOVEC will have no right to any power supply from the Power Supply Organizations after the Closing Date, except as provided in section 3.3 of this Termination Agreement.

3.2    Intermediate Power Supply.

If closing does not occur on or prior to December 31, 2008, then the terms of an Intermediate Power Supply Arrangement (“IPSA”) shall be effective. The IPSA will be in one of the following forms, as mutually agreed by ODEC and NOVEC, and as set forth in a separate agreement which is incorporated herein by reference:

3.2.1    Hedging Option:

ODEC will enter or has entered into hedging arrangements, consistent with its Risk Management Policy, for power to supply identified block quantities of NOVEC’s energy requirements in January, February, March, April and May 2009. At or shortly after Closing, ODEC and NOVEC will cooperate promptly to liquidate at the maximum efficient value such hedges. NOVEC will bear the burden of or enjoy the benefit of the net cost or value of such hedges.

3.2.2    Power Purchase and Sale Option:

NOVEC will sell and deliver and ODEC will purchase and receive electric energy hourly in quantity equal to NOVEC’s requirements and at a price equal to ODEC’s wholesale rate under the NOVEC WPC beginning January 1, 2009 and ending at Closing but in no event later than May 31, 2009. The customary terms and provisions of transactions conducted pursuant to an EEI Master Power Purchase and Sale Agreement shall apply to such sales and purchases. During the same period, beginning January 1, 2009 and ending at Closing but in no event later than May 31, 2009, ODEC will continue to sell and deliver and NOVEC will continue to purchase and receive electric NOVEC’s hourly energy requirements at ODEC’s wholesale rate under the NOVEC WPC.

3.3    Interruptible Service If ODEC Directed to Provide After Closing.

If any Power Supply Organization is directed by any jurisdictional government agency to supply any NOVEC load, such Power Supply Organization shall supply such load, provided, however, that such Power Supply Organization may interrupt service to NOVEC and not to the Remaining Members to the extent that capacity or energy is not available to serve the Remaining Members and NOVEC simultaneously. NOVEC agrees to pay such Power Supply Organization monthly an amount equal to the incremental, marginal price that such Power Supply Organization pays for capacity, energy and other services to meet NOVEC’s needs; provided, however, that the Power Supply Organizations shall exercise reasonable efforts consistent with Good Utility Practice to supply NOVEC at a commercially reasonable marginal price. If such service is provided, a separate, dedicated PJM market based sub-account will be established to capture all energy, capacity, transmission and ancillary service costs for such service, and all costs and risks for such sub-account will be allocated to, and reimbursed by, NOVEC. In addition, in any month in which a Power Supply Organization provides power to NOVEC, NOVEC will pay an amount equal to a pro rata load ratio share of ODEC’s general and administrative overhead for such month. The Parties agree to the application of the Mobile-Sierra public interest standard to any such transaction.

3.4    Transmission.

Except pursuant to Section 3.1.2 of this Termination Agreement, NOVEC shall be solely responsible for securing and paying for its own transmission services after Closing. No Power Supply Organization will act as NOVEC’s agent or “Load Serving Entity” or “LSE” (as those terms are defined by PJM) for any transmission or other PJM purposes.

3.5    Release to NOVEC of Transmission Rights.

The Power Supply Organizations recognize that effective at the time that NOVEC assumes responsibility for its wholesale power supply pursuant to Article 3.1.1, PJM will allocate to NOVEC a portion based on NOVEC’s load of ODEC’s Auction Revenue Rights (“ARRs”) through May 31, 2009, and the Power Supply Organizations will not object to allocation of such ARRs based on NOVEC’s load. With respect to future ARR auctions after Closing, the Parties shall, to the extent each deems it to be in its own best interest, cooperate in reasonable efforts to allow NOVEC to point to Dominion Virginia Power system resources in such auctions, rather than to ODEC-owned capacity resources. If either Party determines this effort is unsuccessful or unlikely to succeed, then, in such ARR auctions after Closing, NOVEC shall point to a 28% share of the ODEC owned capacity resources that ODEC points to as of the Closing, more particularly described in Exhibit N. NOVEC shall have no rights to ODEC-owned FTRs (or the value of such FTRs) after Closing, but will have all rights afforded to PJM market participants to participate in PJM’s FTR markets.

3.6    Interim Agreements, Applications.

The Parties recognize that it will be necessary for the Power Supply Organizations and NOVEC to cooperate in some transactions with third parties after the Execution of this Termination Agreement, but before Closing. For example, the Power Supply Organizations will have responsibility to make application to Virginia Electric and Power Company for new delivery points on NOVEC’s behalf and such applications may not be resolved prior to Closing. Accordingly, with respect to any agreements, applications or other transactions with third parties entered into by the Power Supply Organizations on NOVEC’s behalf after execution of this Termination Agreement but before Closing, the Power Supply Organizations and NOVEC will endeavor to make any such agreements automatically assignable to NOVEC and terminable with respect to the Power Supply Organizations at Closing. This effort may, but need not, include joining NOVEC as a party to such agreement, application or other transaction. In addition, the Parties hereby agree that, any agreement or transaction entered into by and between NOVEC and any of the Power Supply Organizations after the execution of this Termination Agreement, but prior to Closing, other than those entered pursuant to this Termination Agreement, will terminate automatically at Closing. Obligations that survive termination or expiration according to the terms of such agreements (such as confidentiality obligations) will survive such automatic termination.

ARTICLE FOUR - RELEASES

4.1    By NOVEC

By executing this Termination Agreement, and in furtherance of Section 3.1.1 herein and except as provided in Section 3.1.3 of this Agreement, NOVEC irrevocably assumes, and releases the Power Supply Organizations from, any and every obligation to plan, acquire, purchase, generate, sell or deliver any of NOVEC’s wholesale power needs beginning no later than 12:01 AM EPT of the day immediately following the Closing Date, and NOVEC releases the Power Supply Organizations from any and every consequence or liability, foreseen or unforeseen, related to the NOVEC Wholesale Power Contract or termination thereof, beginning no later than 12:01 AM EPT of the day immediately following the Closing Date. NOVEC affirms its ability, willingness and intention Beginning no later than 12:01 AM EPT of the day immediately following the Closing Date, to obtain all of the power necessary to supply its entire load, now existing or later arising, transmission necessary to deliver such power, and any necessary ancillary services.

4.2    By the Power Supply Organizations

By executing this Termination Agreement, and in furtherance of Section 3.1.1 herein, each of the Power Supply Organizations releases NOVEC from any and every consequence or liability, foreseen or unforeseen, related to the NOVEC Wholesale Power Contract or termination thereof, beginning no later than the day immediately following the Closing Date.

ARTICLE 5 - MISCELLANEOUS PROVISIONS

The provisions of Article 4 of the Transaction Agreement are incorporated herein, mutatis mutandis, by this reference and made a part of this Termination Agreement.

IN WITNESS WHEREOF, NOVEC, ODEC, NDEC and TEC have caused this Termination Agreement to be executed and attested and delivered by its duly authorized officers as of the date first written above.

NORTHERN VIRGINIA ELECTRIC COOPERATIVE

By:	/s/ Stan C. Feuerberg
Name:	Stan C. Feuerberg
Title:	President & CEO

Attest:

Name:	/s/ Pat Toulme
Title:	VP & Counsel
[SEAL]

OLD DOMINION ELECTRIC COOPERATIVE

By:	/s/ J.E. Reasor
Name:	J.E. Reasor
Title:	President & CEO

Attest:

Name:
Title:
[SEAL]

NEW DOMINION ENERGY COOPERATIVE

By:	/s/ J.E. Reasor
Name:	J.E. Reasor
Title:	President & CEO

Attest:

Name:
Title:
[SEAL]

TEC TRADING, INC.

By:	/s/ J.E. Reasor
Name:	J.E. Reasor
Title:	President & CEO

Attest:

Name:
Title:
[SEAL]

Exhibit C

LITIGATION AGREEMENT

AMONG NORTHERN VIRGINIA ELECTRIC COOPERATIVE, OLD

DOMINION ELECTRIC COOPERATIVE, NEW DOMINION ENERGY

COOPERATIVE, AND TEC TRADING, INC.

THIS LITIGATION AGREEMENT (“Litigation Agreement”), dated as of August 15, 2008, is made by and among NOVEC, ODEC, NDEC and TEC. Any or all of these entities may be referred to herein individually as “Party,” or collectively, as the “Parties.”

WHEREAS, the Parties are signatories to the Transaction Agreement;

WHEREAS, this Litigation Agreement is one of the Transaction Documents, all of which Transaction Documents are necessary to effectuate the terms and conditions of the Transaction Agreement;

WHEREAS, the recitals set forth in the Transaction Agreement are incorporated herein by this reference; and

WHEREAS, pursuant to the Transaction Agreement and other Transaction Documents, NOVEC upon Closing will have withdrawn as a member of ODEC and NDEC and disposed of its ownership interest in TEC pursuant to the Withdrawal Agreement and the NOVEC Wholesale Power Contract will have been terminated pursuant to the Termination Agreement; and

WHEREAS, NOVEC has appealed FERC’s denial of NOVEC’s complaint relating to the Wholesale Power Contract to the United States Court of Appeals for the District of Columbia Circuit, Docket No. 06-1353 (the “Appeal Proceeding” or the “Litigation”) of which ODEC is a participant;

WHEREAS, the Parties have agreed that upon Closing, NOVEC will withdraw from or move to dismiss, whichever is applicable to the proceeding, the Litigation, pursuant to the terms of this Litigation Agreement.

NOW, THEREFORE, for and in consideration of these premises, and the mutual promises and agreements set forth herein and in the other Transaction Documents, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1 - DEFINITIONS

1.1    General.

Unless the context otherwise specifies or requires, or unless capitalized solely for grammatical purposes, the capitalized terms used in this Litigation Agreement, or in any appendix, attachment, exhibit or schedule to this Litigation Agreement, shall have the respective meanings set forth in the Transaction Agreement. Additional terms may be defined for convenience of reference in other provisions of this Litigation Agreement. When used in this Litigation Agreement, or in any appendix, attachment, exhibit or schedule to this Litigation Agreement, such additional terms shall have the respective meanings set forth in such other provisions of this Litigation Agreement.

ARTICLE 2 - WITHDRAWAL AND SETTLEMENT OF LITIGATION

2.1    Withdrawal from and Dismissal of the Litigation.

Subject to the terms and conditions set forth in the Transaction Agreement and each of the Transaction Documents, including this Litigation Agreement, the Parties hereby settle or conclude, at least as to NOVEC on the one hand and the other Parties hereto on the other, all litigation and claims outstanding between or among them, including, without limitation, the Litigation. The Parties will withdraw from, move to dismiss, or file other such pleadings, as applicable, pursuant to the following terms:

2.1.1	Stay of Appeal Proceeding Pending Closing.

Pursuant to the Unopposed Motion filed by NOVEC and supported by ODEC on December 18, 2007, and subject to any Order issued by the Court, NOVEC shall file a status report or motion with the Court of Appeals for The District of Columbia Circuit (the “Court”) within five business days of the Execution Date: (i) requesting that the Court hold in abeyance the Appeal Proceeding pending Closing; and (ii) advising the Court that NOVEC will file a motion to dismiss the Appeals Proceeding docket within five business days after Closing.

2.2	Settlement Documents to be Executed Before Closing and Filed After Closing.

In furtherance of the settlement of the Litigation, no later than five days prior to Closing, the Parties will execute the following settlement documents, each such shall be held in escrow pending Closing as set forth in the Transaction Agreement and, following Closing, shall be filed in the appropriate forum not later than five business days after Closing:

2.2.1	A motion by NOVEC to dismiss its appeal to the United States Court of Appeals for the District of Columbia Circuit in Docket No. 06-1353, substantially in the form attached as Exhibit O, updated as necessary and appropriate.

The Parties will take any such other action as may be necessary or expedient to withdraw or terminate the Litigation.

2.3	No Intervention. NOVEC will not intervene in, or otherwise object to any filing by ODEC at FERC relating to the new wholesale power contracts with the Remaining Members.

ARTICLE 3 - MISCELLANEOUS PROVISIONS

The provisions of Article 4 of the Transaction Agreement are incorporated herein, mutatis mutandis, by this reference and made a part of this Litigation Agreement.

IN WITNESS WHEREOF, NOVEC, ODEC, NDEC and TEC have caused this Litigation Agreement to be executed and attested and delivered by its duly authorized officers as of the date first written above.

NORTHERN VIRGINIA ELECTRIC COOPERATIVE

By:	/s/ Stan C. Feuerberg
Name:	Stan C. Feuerberg
Title:	President & CEO

Attest:

Name:	/s/ Pat Toulme
Title:	VP & Counsel
[SEAL]

OLD DOMINION ELECTRIC COOPERATIVE

By:	/s/ J.E. Reasor
Name:	J.E. Reasor
Title:	President & CEO

Attest:

Name:
Title:
[SEAL]

NEW DOMINION ENERGY COOPERATIVE

By:	/s/ J.E. Reasor
Name:	J.E. Reasor
Title:	President & CEO

Attest:

Name:
Title:
[SEAL]

TEC TRADING, INC.

By:	/s/ J.E. Reasor
Name:	J.E. Reasor
Title:	President & CEO

Attest:

Name:
Title:
[SEAL]

Exhibit D

Settlement Statement

	Due from Old Dominion to NOVEC	Due from NOVEC to Old Dominion
Withdrawal Payment	50,000,000.00
Prepayments for Power	0.00
Outstanding Power Bills		0.00
Estimated Power Bill		200,000,000.00
Total	50,000,000.00	200,000,000.00
Net Payment	(150,000,000.00)	150,000,000.00

All numbers on this exhibit, except for the

Withdrawal Payment, are merely illustrative.

Exhibit E

CERTIFICATE OF CORPORATE ACTION AND INCUMBENCY

OF                                          ELECTRIC COOPERATIVE

The undersigned officers of                      Electric Cooperative (“Cooperative”) [or TEC Trading, Inc. (“Company”) with corresponding substitutions of “Company” for “Cooperative” throughout] hereby certify that: (a) they have custody of the corporate records of the Cooperative; (b) they are authorized to execute and deliver this certificate on behalf of the Cooperative; (c) they hold the offices designated below; and (d) with reference to that certain Settlement and Withdrawal Agreement by and among Northern Virginia Electric Cooperative, on the one hand, and Old Dominion Electric Cooperative, New Dominion Energy Cooperative and TEC Trading, Inc., on the other hand, and dated as of August 15, 2008, (“Agreement”) the undersigned hereby further certify to the following:

1. Attached hereto as Exhibit “A” is a true and correct copy of the Resolutions duly adopted by the Board of Directors of the Cooperative in conformity with the Articles of Incorporation and Bylaws of the Cooperative and in accordance with the laws of the Commonwealth of Virginia.

2. The Resolutions have not been altered, amended, modified, rescinded or repealed in any way and are in full force and effect on the date hereof.

3. The Cooperative is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

4. No proceedings are pending in any court of law or before any regulatory commission, board or other administrative governmental agency which could limit or prevent Cooperative’s performance of all of its duties and responsibilities under the Agreement.

5. To the best knowledge of the undersigned, neither the Cooperative nor any of its affiliates is the subject of any judgment or order of any governmental agency or entity or any court of law which could limit or prevent Cooperative’s performance of all of its duties and responsibilities under the Agreement.

6. There is no provision in the Articles of Incorporation or Bylaws of the Cooperative limiting the above described Resolutions, or the power of the Board of Directors to pass the same and the Resolutions are in conformity with the provisions of the Cooperative’s Articles of Incorporation and Bylaws and with proceedings of the Board of Directors.

7. The Cooperative has all requisite power to carry on its business as it is now being conducted and it is proposed to be conducted after Closing under the Agreement.

8. Any and all officers of the Cooperative who have executed and delivered any agreements, certificates, documents or other instruments in connection with the transactions contemplated by the Agreement were duly elected to and held their respective offices and were qualified to act in the capacity in which they signed for the Cooperative, and their signatures are genuine.

9. Each of the undersigned officers of the Cooperative has been duly elected to and holds the respective office designated below and is qualified to act in the present capacity in which he signs for the Cooperative, and the signature appearing opposite his name below is his genuine signature.

Name	Office	Signature

President

Secretary

IN WITNESS WHEREOF, we have hereunto set our hands as President and Secretary, respectively, of the Cooperative on the 31st day of December, 2008.

President

Secretary

Appendix A

RESOLVED, that                          Electric Cooperative (“Cooperative”) [or TEC Trading, Inc. (“Company”) with corresponding substitutions of “Company” for “Cooperative” throughout] enter into a Transaction Agreement (“Agreement”), pursuant to which, among other things, at closing on December 31, 2008, Northern Virginia Electric Cooperative (“NOVEC”) will withdraw as a member from Old Dominion Electric Cooperative (“ODEC”), New Dominion Energy Cooperative (“NDEC”) and TEC Trading, Inc., (“TEC”) and surrender all its right, title and claim to any equity or other value in ODEC, NDEC and TEC, the all-requirements wholesale power contract between NOVEC and ODEC will terminate and NOVEC will thereafter have the absolute right and responsibility to procure its own power supply, transmission and related services, and ODEC will make a withdrawal payment in the amount of Fifty Million Dollars ($50,000,000.00) to NOVEC.

FURTHER RESOLVED, that any officers of the Cooperative (or any of them acting alone) are hereby authorized to execute, in the name of and on behalf of the Cooperative, and to deliver the Agreement and any and all agreements, assignments, indemnities, certificates, affidavits, applications, notices and any pleadings, waivers, releases, verifications or other documents, and to direct legal counsel to prepare, execute and file any of the same, and to take from time to time any other actions which such officer or officers shall in their discretion determine to be appropriate to effect the transactions contemplated by the Agreement, whether upon the terms and conditions set forth in the Agreement or upon such other terms and conditions as such officer or officers shall in their discretion determine to be appropriate, and the execution and delivery of any document or instrument by such officer or officers shall constitute conclusive evidence that the terms and conditions contained in said documents or instruments have been determined to be appropriate by such officer or officers on behalf of the Cooperative, pursuant to these resolutions;

FURTHER RESOLVED, that the Agreement and the Cooperative’s execution of the Agreement and documents relating thereto authorized by these resolutions may reasonably be expected to benefit, directly or indirectly, the Cooperative;

FURTHER RESOLVED, that the execution by any said officers of any documents authorized by the foregoing resolutions, or any document executed in the accomplishment of any action or actions so authorized, is (or shall become upon delivery) the enforceable and binding act and obligation of the Cooperative, without the necessity of the signature or attestation of any other officer of the Cooperative or the affixing of the corporate seal;

FURTHER RESOLVED, that any and all other actions heretofore taken by any officer or officers of the Cooperative to execute and deliver any of the agreements authorized by the foregoing resolutions, or to take any of the actions authorized by the foregoing resolutions are hereby approved, ratified and confirmed in all respects;

FURTHER RESOLVED, that the Secretary or Assistant Secretary of the Cooperative is hereby authorized and directed to certify these resolutions to the other party to the Agreement; and

FURTHER RESOLVED, that the other party to the Agreement be promptly notified in writing by the Secretary or any other officer of the Cooperative of any change in these resolutions, and until it has actually received such notice in writing, the other party to the Agreement is authorized to act in pursuance of these resolutions.

Exhibit F

NOVEC Release of the Power Supply Organizations

This release is made as of this 31st day of December, 2008, by Northern Virginia Electric Cooperative, (“NOVEC”), in consideration of that certain Settlement and Withdrawal Agreement dated as of                         , 2007 by and among Northern Virginia Electric Cooperative, on the one hand, and Old Dominion Electric Cooperative, New Dominion Energy Cooperative and TEC Trading, LLC, Inc., on the other hand (the “Agreement”), a reciprocal release and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

NOVEC, on behalf of itself and its successors, assigns, affiliates, members, officers, directors, employees, agents and representatives, hereby remises, releases, forever quitclaims, discharges and covenants not to sue, ODEC, their successors, assigns, affiliates, officers, directors, employees, members, servants, agents, attorneys and representatives:

1.	from or in relation to any and all claims, causes of action, demands, obligations, rights, liabilities, debts, controversies, injuries or damages of any kind whatsoever, at law or in equity, arising from any act or omission occurring or any fact or circumstance existing prior to the consummation of Closing under the Agreement, whether arising under the Wholesale Power Contract, under any other contract, in tort, or otherwise, whether known or unknown, asserted or unasserted, that it has or ever had from the beginning of time to the date of this release, other than any such obligation, liability, claim or cause of action arising out of a failure by ODEC or their members, directors, employees, agents or affiliates to perform its obligations under the Agreement; and

2.	from any future obligation to provide, after the consummation of the Closing electric capacity and energy, transmission services, scheduling and dispatch services or any other service to NOVEC, except such obligations as are created by law and apply generally to all electric utilities.

3.	from any obligation to plan, acquire, purchase, generate, sell, deliver or provide any of NOVEC’s electric capacity and energy, transmission services, scheduling and dispatch services or any other service after Closing, and from any and every obligation and liability, foreseen or unforeseen, arising from or related to the NOVEC Wholesale Power Contract, or the Power Supply Organization’s service to NOVEC of any electric capacity and energy, transmission services, scheduling and dispatch services or any other service that occurred or was to have occurred prior to Closing, except (i) as provided in Article Three of the Termination Agreement; (ii) for the True-up provision in Section 2.3 of the Termination Agreement; and (iii) as such obligations as are created by law and apply generally to all electric utilities.

NOVEC hereby releases and assigns to ODEC, all its rights and equity in and claims that it may have against any or all of the Power Supply Organizations, including, without limitation, patronage capital credits, margin stabilization amounts, if any, deferred energy, property rights, causes of action, refunds, rebates, allocations, revenue rights or other credits or distributions, whether now existing or later arising.

NOVEC hereby releases, waives and quitclaims any right, title or interest, whether now existing or later arising, known or unknown, real or inchoate, in any and all of the Power Supply Organizations’ assets, including, without limitation, any right or claim to any value, property or benefit associated with its membership or ownership interest in each and all of the Power Supply Organizations, including any that arise from or that are inherent in any of ODEC’s generation assets, or ODEC’s interest in the assets of Regional Headquarters, Inc.

NORTHERN VIRGINIA ELECTRIC COOPERATIVE

By:

Name:

Title:

Attest:

Name:

Title:

[CORPORATE SEAL]

Exhibit G

Power Supply Organizations’ Release of NOVEC

This release is made as of this 31st day of December, 2008, by Old Dominion Electric Cooperative (‘Old Dominion”), New Dominion Energy Cooperative (“New Dominion”), and TEC Trading LLC (“TEC”) (collectively, the “Power Supply Organizations”), in consideration of that certain Settlement and Withdrawal Agreement dated as of                         , 2007 by and among Northern Virginia Electric Cooperative (“NOVEC”), on the one hand, and Old Dominion Electric Cooperative, New Dominion Energy Cooperative and TEC Trading, Inc., on the other hand (the “Agreement”), a reciprocal release and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

Each of the Power Supply Organizations, on behalf of itself and its successors, assigns, affiliates, members, officers, directors, employees, agents and representatives, hereby remises, releases, forever quitclaims, discharges and covenants not to sue, NOVEC, its successors, assigns, affiliates, officers, directors, employees, members, servants, agents, attorneys and representatives:

4.	from or in relation to any and all claims, causes of action, demands, obligations, rights, liabilities, debts, controversies, injuries or damages of any kind whatsoever, at law or in equity, arising from any act or omission occurring or any fact or circumstance existing prior to the consummation of Closing under the Agreement, whether arising under the Wholesale Power Contract, under any other contract, in tort, or otherwise, whether known or unknown, asserted or unasserted, that it has or ever had from the beginning of time to the date of this release, other than any such obligation, liability, claim or cause of action arising out of a failure by NOVEC or its members, directors, employees, agents or affiliates to perform its obligations under the Agreement; and

5.	from any future obligation to purchase, pay for (other than as provided in the Agreement for payment for services received before Closing) or receive, after the consummation of the Closing electric capacity and energy, transmission services, scheduling and dispatch services or any other service from Old Dominion, except such obligations as are created by law and apply generally to all electric utilities.

3.	from any and every obligation and liability, foreseen or unforeseen, arising from or related to the NOVEC Wholesale Power Contract, or the Power Supply Organization’s service to NOVEC of any electric capacity and energy, transmission services, scheduling and dispatch services or any other service that occurred or was to have occurred prior to Closing, except (i) as provided in Article Three of the Termination Agreement; (ii) for the True-up provision in Section 2.3 of the Termination Agreement; and (iii) as such obligations as are created by law and apply generally to all electric utilities.

The Power Supply Organizations hereby release NOVEC from any claim, indemnity or liability, whether now existing or later arising, known or unknown, real or inchoate, from any and all of the Power Supply Organizations’ assets, including, without limitation, any claim, debt or liability associated with NOVEC’s membership or ownership interest in each and all of the Power Supply Organizations, including any that arise from or are inherent in any of ODEC’s generation assets, or ODEC’s interest in the assets of Regional Headquarters, Inc.

OLD DOMINION ELECTRIC COOPERATIVE

By:
Name:
Title:

Attest:

Name:
Title:
[SEAL]

NEW DOMINION ENERGY COOPERATIVE

By:
Name:
Title:

Attest:

Name:
Title:
[SEAL]

TEC TRADING, INC.

By:
Name:
Title:

Attest:

Name:
Title:
[SEAL]

Exhibit H

December 31, 2008

Old Dominion Electric Cooperative

TEC Trading, Inc.

New Dominion Energy Cooperative

4201 Dominion Boulevard

Glen Allen, Virginia 23060

Re:	Transaction Agreement by and among Northern Virginia Electric Cooperative and Old Dominion Electric Cooperative, New Dominion Energy Cooperative and TEC Trading, Inc.

Ladies and Gentlemen:

We have acted as counsel to Northern Virginia Electric Cooperative, a Virginia utility consumer services cooperative (“NOVEC”) in connection with in connection with the that certain Transaction Agreement dated as of August 15, 2008 by and among Northern Virginia Electric Cooperative (“NOVEC”), on the one hand, and Old Dominion Electric Cooperative, New Dominion Energy Cooperative and TEC Trading, Inc. (collectively, the “Power Supply Cooperatives”), on the other hand (the “Agreement”). The Agreement comprises a comprehensive settlement of all of the outstanding disputes between NOVEC and the Power Supply Cooperatives. Among other things, the Agreement provides that on December 31, 2008, the Wholesale Power Contract between NOVEC and Old Dominion will terminate, NOVEC will withdraw as a member of Old Dominion and TEC, Old Dominion will pay $50,000,000.00 to NOVEC, and the Parties will waive and release any and all claims or disputes in litigation between NOVEC and ODEC or any part thereof. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

In our capacity as general counsel to NOVEC, we have examined executed counterparts of the Agreement, together with relevant corporate proceedings of NOVEC, and have examined and, with your approval as to matters of fact involved in this opinion, relied upon originals or copies, certified or otherwise identified to our satisfaction, of corporate records of NOVEC, certificates of public officials and of officers and representatives of NOVEC and such other documents as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Based on the foregoing and with due regard for such legal and other considerations as we deem appropriate, we are of the opinion (but subject in all respects to the qualifications set forth in this letter) that:

1. NOVEC is a consumer utility services cooperative, duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, is duly qualified and authorized to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its business make such qualification necessary, and has the corporate power under the laws of the Commonwealth of Virginia to acquire and own its properties and to carry on its business as presently conducted and, to enter into and perform its obligations under the Agreement.

2. All necessary corporate proceedings by NOVEC have been duly taken to authorize the transactions contemplated by the Agreement and the performance by NOVEC of its obligations under the Agreement.

3. The Agreement has been duly authorized, executed and delivered by NOVEC and constitutes the legal, valid and enforceable obligation of NOVEC, enforceable against NOVEC in accordance with its terms, subject to (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws which relate to or affect creditors’ rights generally and (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (2) concepts of materiality, reasonableness, conscionability, good faith and fair dealing.

4. The execution, delivery or performance by NOVEC of the Agreement does not require any governmental approvals or consents except for those which (i) NOVEC has obtained, (ii) may be required to be given, accomplished, obtained or renewed from time-to-time under laws, ordinances or governmental rules adopted as of the date hereof to which NOVEC is subject, and which are routine in nature and which cannot be obtained, or are not normally applied for, prior to the time they are required and which we have no reason to believe will not be obtained in a timely manner, or (iii) may be required under any law, ordinance or governmental rule adopted after the date hereof to which NOVEC is subject.

5. There are no suits, investigations, actions or proceedings pending, or to the best of our knowledge, threatened against, or in the name of, NOVEC before any court, the Federal Energy Regulatory Commission, the Securities and Exchange Commission (“SEC”), the Virginia State Corporation Commission, or any other administrative agency or government instrumentality either affecting the Agreement or which, if determined adversely, would materially affect performance in accordance with the terms of the Agreement, or affect NOVEC’s ability to perform its obligations under the Agreement, nor has any order, judgment or decree to such effect been issued, or to our knowledge, proposed to be issued.

6. The execution, delivery and performance by NOVEC of the Agreement and the consummation of the transactions contemplated thereby will not (a) result in a breach of, or constitute a default under, any terms or provisions of any indenture, mortgage or other agreement or instrument known to us, to which NOVEC is a party or by which it or any of its property is bound, (b) conflict with or violate (i) the Articles of Incorporation or Bylaws of NOVEC or (ii)

any statute, rule or regulation of the Commonwealth of Virginia or the United States of America or, to our knowledge, any judgment, order or decree binding on NOVEC or its property or (c) result in the creation or imposition of any lien upon or with respect to any properties now or hereafter owned by NOVEC under any agreement known to us, except as contemplated by the Agreement.

In rendering the opinions set forth above, we are not passing on any matter that is not governed by the laws of the Commonwealth of Virginia or the United States of America. This opinion is provided solely for the benefit of the parties to whom it is addressed in connection with the transaction described in the first paragraph hereof and may not be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, and may not be relied upon by any other parties.

Very truly yours,

By:

Exhibit I

December 31, 2008

Northern Virginia Electric Cooperative

10323 Lomond Drive

P.O. Box 2710

Manassas, VA 20108-0875

Re:	Transaction Agreement by and among Northern Virginia Electric Cooperative and Old Dominion Electric Cooperative, New Dominion Energy Cooperative and TEC Trading, Inc.

Ladies and Gentlemen:

We have acted as counsel to Old Dominion Electric Cooperative (“Old Dominion”), New Dominion Energy Cooperative (“NDEC”), and TEC Trading, Inc. (“TEC”) (all referred to individually or collectively herein as the “Power Supply Cooperatives”) in connection with the that certain Transaction Agreement dated as of August 15, 2008, by and among Northern Virginia Electric Cooperative (“NOVEC”), on the one hand, and Old Dominion Electric Cooperative, New Dominion Energy Cooperative and TEC Trading, Inc., on the other hand (the “Agreement”). The Agreement comprises a comprehensive settlement of all of the outstanding disputes between NOVEC and the Power Supply Cooperatives. Among other things, the Agreement provides that on December 31, 2008, the Wholesale Power Contract between Old Dominion and NOVEC will terminate, NOVEC will withdraw as a member of Old Dominion and TEC, Old Dominion will pay $50,000,000.00 to NOVEC, and the Parties will waive and release any and all claims or disputes in litigation between NOVEC and ODEC or any part thereof. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

In our capacity as general counsel to the Power Supply Cooperatives, we have examined executed counterparts of the Agreement, together with relevant corporate proceedings of each of the Power Supply Cooperatives, and have examined and, with your approval as to matters of fact involved in this opinion, relied upon originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Power Supply Cooperatives, certificates of public officials and of officers and representatives of the Power Supply Cooperatives and such other documents as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Based on the foregoing and with due regard for such legal and other considerations as we deem appropriate, we are of the opinion (but subject in all respects to the qualifications set forth in this letter) that:

1. Old Dominion is a utility aggregation cooperative, duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, is duly qualified and authorized to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its business make such qualification necessary, and has the corporate power under the laws of the Commonwealth of Virginia to acquire and own its properties and to carry on its business as presently conducted and, to enter into and perform its obligations under the Agreement.

2. NDEC is a cooperative, duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, is duly qualified and authorized to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its business make such qualification necessary, and has the corporate power under the laws of the Commonwealth of Virginia to acquire and own its properties and to carry on its business as presently conducted and, to enter into and perform its obligations under the Agreement.

3. TEC is a Virginia corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, is duly qualified and authorized to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its business make such qualification necessary, and has the corporate power under the laws of the Commonwealth of Virginia to acquire and own its properties and to carry on its business as presently conducted and, to enter into and perform its obligations under the Agreement.

4. All necessary corporate proceedings by the Power Supply Cooperatives have been duly taken to authorize the transactions contemplated by the Agreement and the performance by the Power Supply Cooperatives of their obligations under the Agreement.

5. The Agreement has been duly authorized, executed and delivered by the Power Supply Cooperatives and constitutes the legal, valid and enforceable obligation of the Power Supply Cooperatives, enforceable against the Power Supply Cooperatives in accordance with its terms, subject to (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws which relate to or affect creditors’ rights generally and (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (2) concepts of materiality, reasonableness, conscionability, good faith and fair dealing.

6. The execution, delivery or performance by the Power Supply Cooperatives of the Agreement does not require any governmental approvals or consents except for those which (i) the Power Supply Cooperatives has obtained, (ii) may be required to be given, accomplished, obtained or renewed from time-to-time under laws, ordinances or governmental rules adopted as of the date hereof to which the Power Supply Cooperatives are subject, and which are routine in nature and which cannot be obtained, or are not normally applied for, prior to the time they are required and which we have no reason to believe will not be obtained in a timely manner, or (iii) may be required under any law, ordinance or governmental rule adopted after the date hereof to which the Power Supply Cooperatives are subject.

7. There are no suits, investigations, actions or proceedings pending, or to the best of our knowledge, threatened against, or in the name of, any of the Power Supply Cooperatives before any court, the Federal Energy Regulatory Commission, the Securities and Exchange Commission (“SEC”), the Virginia State Corporation Commission, or any other administrative agency or government instrumentality either affecting the Agreement or which, if determined adversely, would materially affect performance in accordance with the terms of the Agreement, or affect any of the Power Supply Cooperatives’ ability to perform its obligations under the Agreement, nor has any order, judgment or decree to such effect been issued, or to our knowledge, proposed to be issued. Notwithstanding the foregoing we direct your attention to the description of litigation and other matters described in Old Dominion’s Quarterly Reports filed with the SEC on Form 10-Q for the periods ended                         , [and Current Reports filed with the SEC on Form 8-K on                          and the Annual Report filed with the SEC on Form 10-K on                         ]1 issued by Old Dominion.

8. The execution, delivery and performance by the Power Supply Cooperatives of the Agreement and the consummation of the transactions contemplated thereby will not (a) result in a breach of, or constitute a default under, any terms or provisions of any indenture, mortgage or other agreement or instrument known to us, to which any of the Power Supply Cooperatives is a party or by which it or any of its property is bound, (b) conflict with or violate (i) the Articles of Incorporation or Bylaws of any of the Power Supply Cooperatives or (ii) any statute, rule or regulation of the Commonwealth of Virginia or the United States of America or, to our knowledge, any judgment, order or decree binding on any of the Power Supply Cooperatives or its property or (c) result in the creation or imposition of any lien upon or with respect to any properties now or hereafter owned by any of the Power Supply Cooperatives under any agreement known to us, except as contemplated by the Agreement.

In rendering the opinions set forth above, we are not passing on any matter that is not governed by the laws of the Commonwealth of Virginia or the United States of America. This opinion is provided solely for the benefit of the party to whom it is addressed in connection with the transaction described in the first paragraph hereof and may not be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, and may not be relied upon by any other parties.

Very truly yours,

By:

[1]	If applicable.

Exhibit J

INDEMNITY AND HOLD HARMLESS AGREEMENT

This Indemnity and Hold Harmless Agreement (the “Agreement”) dated                      is entered into by NOVEC and the Power Supply Organizations (hereinafter referred to as “PSO”).

WITNESSETH:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the undersigned hereby agree as follows:

1.	Indemnification.

A.	Effective upon Closing, NOVEC shall indemnify, defend and hold harmless the PSO, its affiliates, successors, assigns, directors, officers, agents, and employees against all claims, liabilities, demands, losses, damages, cost, expenses, fines, amounts paid in settlement or judgments, including without limitation, cost, reasonable attorney’s fees, witness fees, investigation expenses, cost of management time, any and all out-of-pocket expenses, and any punitive or consequential damages, and all other expenses and costs incident thereto (collectively referred to as “Damages”) which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party based on, arising from or out of, or otherwise relating to claims resulting from, arising out of or attributable to breach of any of NOVEC’s representations, warranties, covenants or other obligations under the Transaction Agreement.

B.	Effective upon Closing, NOVEC shall hold harmless and indemnify each Power Supply Organization, its affiliates, successors, assigns, directors, officers, agents, and employees from any and all claims, liabilities, demands, losses, damages, cost, expenses, fines, amounts paid in settlement or judgments, including without limitation, cost, reasonable attorney’s fees, witness fees, investigation expenses, cost of management time, any and all out-of-pocket expenses, and any punitive or consequential damages, and all other expenses and costs incident thereto (collectively referred to as “Damages”) relating to: (a) NOVEC’s participation as a member or shareholder of each Power Supply Organization as released and more particularly described in the Withdrawal Agreement; and (b) any and all claims under or relating to the NOVEC Wholesale Power Contract, as released and more particularly described in the Termination Agreement.

C.	Notwithstanding anything herein to the contrary, no Indemnitor shall be obligated to indemnify, defend, or hold harmless other party for any Losses arising out of or relating to the gross negligence or willful misconduct of an Indemnified Party.

D.	To the extent that a claim to be indemnified by a Party is paid in full by such Party or an insurer, such Party or its insurer shall be subrogated to the rights and remedies of the indemnified Party.

E.	Should an indemnified Party receive a refund with respect to any claim by a Party, it shall pay to the indemnifying Party the lesser of: (i) the amount refunded, less the amount of any tax incurred; or, (ii) the amount such Party or its insurers has paid with respect to the claim.

2.	Payment of Obligations. All obligations of the Indemnitors hereunder shall be payable on demand, and any amount due and payable hereunder to any Indemnified Party by an Indemnitor which is not paid within fifteen (15) days after written demand therefor from such Indemnified Party with an explanation of the amounts demanded shall bear interest at the market rate compounded annually, from the date which is fifteen (15) days after the date of such demand.

3.	Third Party Beneficiaries; Rights and Remedies. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, each of the parties hereto acknowledges and agrees that each Indemnified Party that is not a signatory to this Agreement is an intended third party beneficiary with full power and authority to enforce the provisions as if each of them was a party hereto. The rights of each Indemnified Party under this Agreement shall be in addition to any other rights and remedies of such Indemnified Party against the Indemnitors under any other document or instrument now or hereafter executed by the Indemnitors, or at law or in equity, and shall not in any way be deemed a waiver of any of such rights.

4.	Severability; Headings. In case any provision in or obligation under this Agreement is or becomes invalid or unenforceable, the remainder of this Agreement shall be binding upon the parties hereto and shall be enforceable to the extent permitted by law. The headings used in this Agreement are for convenience of reference only and shall not enter into the construction or interpretation of this Agreement.

5.	Governing Law; Venue and Jurisdiction. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed therein. The parties hereto irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the Commonwealth of Virginia located in the City of Richmond, Virginia and of the United States located in the City of Richmond, Virginia in connection with any suit, action or proceeding relating to this Agreement and agree not to commence any suit, action or proceeding relating thereto except in such courts.

6.	Waiver of Jury Trial. EACH INDEMNITOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH INDEMNITOR, AND EACH INDEMNITOR ACKNOWLEDGES THAT, EXCEPT FOR THE COMPANY’S AGREEMENT TO LIKEWISE WAIVE ITS RIGHTS TO A TRIAL BY JURY EACH INDEMNITOR FURTHER ACKNOWLEDGES THAT HE OR IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF HIS OR ITS OWN FREE WILL, AND THAT HE OR IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH INDEMNITOR FURTHER ACKNOWLEDGES THAT HE OR IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER AND AS EVIDENCE OF THIS FACT SIGNS THIS AGREEMENT BELOW.

Exhibit K

INDEMNITY AND HOLD HARMLESS AGREEMENT

This Indemnity and Hold Harmless Agreement (the “Agreement”) dated                  is entered into by the Power Supply Organizations and NOVEC (hereinafter referred to as “PSO”).

WITNESSETH:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the undersigned hereby agree as follows:

1. Indemnification.

A.	Effective upon Closing, each Power Supply Organization shall hold harmless and indemnify NOVEC, its affiliates, successors, assigns, directors, officers, agents, and employees from any and all claims, liabilities, demands, losses, damages, cost, expenses, fines, amounts paid in settlement or judgments, including without limitation, cost, reasonable attorney’s fees, witness fees, investigation expenses, cost of management time, any and all out-of-pocket expenses, and any punitive or consequential damages, and all other expenses and costs incident thereto (collectively referred to as “Damages”) relating to: (a) NOVEC’s participation as a member or shareholder of each Power Supply Organization as released and more particularly described in the Withdrawal Agreement; and (b) any and all claims under or relating to the NOVEC Wholesale Power Contract, as released and more particularly described in the Termination Agreement.

B.	From and after the Execution Date, each Power Supply Organization shall indemnify NOVEC, its affiliates, successors, assigns, directors, officers, agents, and employees against any and all claims, liabilities, demands, losses, damages, cost, expenses, fines, amounts paid in settlement or judgments, including without limitation, cost, reasonable attorney’s fees, witness fees, investigation expenses, cost of management time, any and all out-of-pocket expenses, and any punitive or consequential damages, and all other expenses and costs incident thereto (collectively referred to as “Damages”) resulting from, arising out of or attributable to breach of any of the Power Supply Organizations’ representations, warranties, covenants or other obligations under the Transaction Agreement.

D.	Notwithstanding anything herein to the contrary, no Indemnitor shall be obligated to indemnify, defend, or hold harmless other party for any Losses arising out of or relating to the gross negligence or willful misconduct of an Indemnified Party.

E.	To the extent that a claim to be indemnified by a Party is paid in full by such Party or an insurer, such Party or its insurer shall be subrogated to the rights and remedies of the indemnified Party.

F.	Should an indemnified Party receive a refund with respect to any claim by a Party, it shall pay to the indemnifying Party the lesser of: (i) the amount refunded, less the amount of any tax incurred; or, (ii) the amount such Party or its insurers has paid with respect to the claim.

2.	Payment of Obligations. All obligations of the Indemnitors hereunder shall be payable on demand, and any amount due and payable hereunder to any Indemnified Party by an Indemnitor which is not paid within fifteen (15) days after written demand therefor from such Indemnified Party with an explanation of the amounts demanded shall bear interest at the market rate compounded annually, from the date which is fifteen (15) days after the date of such demand.

3.	Third Party Beneficiaries; Rights and Remedies. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, each of the parties hereto acknowledges and agrees that each Indemnified Party that is not a signatory to this Agreement is an intended third party beneficiary with full power and authority to enforce the provisions as if each of them was a party hereto. The rights of each Indemnified Party under this Agreement shall be in addition to any other rights and remedies of such Indemnified Party against the Indemnitors under any other document or instrument now or hereafter executed by the Indemnitors, or at law or in equity, and shall not in any way be deemed a waiver of any of such rights.

4.	Severability; Headings. In case any provision in or obligation under this Agreement is or becomes invalid or unenforceable, the remainder of this Agreement shall be binding upon the parties hereto and shall be enforceable to the extent permitted by law. The headings used in this Agreement are for convenience of reference only and shall not enter into the construction or interpretation of this Agreement.

5.	Governing Law; Venue and Jurisdiction. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed therein. The parties hereto irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the Commonwealth of Virginia located in the City of Richmond, Virginia and of the United States located in the City of Richmond, Virginia in connection with any suit, action or proceeding relating to this Agreement and agree not to commence any suit, action or proceeding relating thereto except in such courts.

6.	Waiver of Jury Trial. EACH INDEMNITOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH INDEMNITOR, AND EACH INDEMNITOR ACKNOWLEDGES THAT, EXCEPT FOR THE COMPANY’S AGREEMENT TO LIKEWISE WAIVE ITS RIGHTS TO A TRIAL BY JURY EACH INDEMNITOR FURTHER ACKNOWLEDGES THAT HE OR IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF HIS OR ITS OWN FREE WILL, AND THAT HE OR IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH INDEMNITOR FURTHER ACKNOWLEDGES THAT HE OR IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER AND AS EVIDENCE OF THIS FACT SIGNS THIS AGREEMENT BELOW.

Exhibit L

NOVEC and ODEC Sign Separation Agreement for Wholesale Power Supply

(Glen Allen, V A) Northern Virginia Electric Cooperative (NOVEC) and Old Dominion Electric Cooperative (ODEC) have jointly announced the signing of a separation agreement. Under the terms of the agreement, NOVEC will be able to pursue and contract for wholesale power from other suppliers, while ODEC will be in a position to better focus its attention on its core business model and serve its member cooperatives. If approved by the Federal Energy Regulatory Commission (FERC) and the United States Department of Agriculture’s Rural Utilities Service (RUS), ODEC will cease the provision of wholesale power to NOVEC after December 31, 2008.

The separation agreement is dated August 15, and was approved by the boards of directors of ODEC and NOVEC earlier this month.

NOVEC is a not-for-profit corporation that distributes electricity to over 140,000 customers in portions of the counties of Fairfax, Fauquier, Loudoun, Prince William, Stafford and Clarke and the City of Manassas Park in Virginia. ODEC is a generation and transmission cooperative that provides wholesale power to NOVEC and 11 other member electric distribution cooperatives in Virginia, Delaware and Maryland.

“This agreement is in the mutual best interest of the consumer-members of NOVEC and the consumer-members of the other 11 electric cooperatives served by ODEC,” said Jackson E. Reasor, Jr., ODEC president and CEO. “The agreement will allow NOVEC the opportunity and flexibility its management and board have sought to pursue alternative power supply resources while also allowing our other 11 member distribution cooperatives to move ahead jointly and set priorities to meet the increasing energy demands of the future.”

“I truly believe separation at this time is in the best interest of both organizations,” said Stan Feuerberg, NOVEC President and CEO. “Providing our 140,000 customers with reliable, competitively priced electricity is a central focus for our entire NOVEC team. The signing of the separation agreement affords us the opportunity to directly manage the risks associated with power supply, and to seek relationships with power providers that share our goal of bringing greater rate stability to our customer-owners. We wish ODEC and its member distribution cooperatives success in doing the same for their customers,” he concluded.

Exhibit M

Mutual Release of Electric Cooperatives

This release is made as of this 31st day of December, 2008, by and between Northern Virginia Electric Cooperative (“NOVEC”) and                      Electric Cooperative (“Cooperative”), in consideration of one dollar, the mutual premises and releases set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

WHEREAS, as of the Execution Date, NOVEC and Cooperative are Class A members of Old Dominion Electric Cooperative (“ODEC”);

WHEREAS, as of the Execution Date, NOVEC and Cooperative are shareholders of TEC;

WHEREAS, ODEC and NOVEC are parties to the Amended and Restated Wholesale Power Contract, dated as of April 28, 1992, (the “NOVEC Wholesale Power Contract”);

WHEREAS, ODEC and Cooperative are parties to its own Amended and Restated Wholesale Power Contracts, (the “Cooperative’s WPC”); and

WHEREAS, ODEC and NOVEC are parties to that certain Transaction Agreement Among Northern Virginia Electric Cooperative, Old Dominion Electric Cooperative, New Dominion Energy Cooperative And Tec Trading, Inc., and related agreements and documents (collectively, the “Agreement”);

WHEREFOR, the parties agree as follows:

1.	The Cooperative, on behalf of itself and its successors, assigns, affiliates, members, officers, directors, employees, agents and representatives, hereby remises, releases, forever quitclaims, discharges and covenants not to sue, NOVEC, its successors, assigns, affiliates, officers, directors, employees, members, servants, agents, attorneys and representatives:

a.	from or in relation to any and all claims, causes of action, demands, obligations, rights, liabilities, debts, controversies, injuries or damages of any kind whatsoever, at law or in equity, arising from any act or omission occurring or any fact or circumstance existing prior to the consummation of Closing under the Agreement, whether arising under the NOVEC Wholesale Power Contract, under the Cooperative’s WPC, in tort, or otherwise, whether known or unknown, asserted or unasserted, that it has or ever had from the beginning of time to the date of this release, other than any such obligation, liability, claim or cause of action arising out of a failure by NOVEC or its members, directors, employees, agents or affiliates to perform its obligations under the Agreement; and

b.	from any future obligation to purchase, pay for or receive, after the consummation of Closing under the Agreement, electric capacity and energy, transmission services, scheduling and dispatch services or any other service from Old Dominion, except such obligations as are created by law and apply generally to all electric utilities.

2.	NOVEC, on behalf of itself and its successors, assigns, affiliates, members, officers, directors, employees, agents and representatives, hereby remises, releases, forever quitclaims, discharges and covenants not to sue, Cooperative, its successors, assigns, affiliates, officers, directors, employees, members, servants, agents, attorneys and representatives:

a.	from or in relation to any and all claims, causes of action, demands, obligations, rights, liabilities, debts, controversies, injuries or damages of any kind whatsoever, at law or in equity, arising from any act or omission occurring or any fact or circumstance existing prior to the consummation of Closing under the Agreement, whether arising under the NOVEC Wholesale Power Contract, under the Cooperative’s WPC, in tort, or otherwise, whether known or unknown, asserted or unasserted, that it has or ever had from the beginning of time to the date of this release, other than any such obligation, liability, claim or cause of action arising out of a failure by Cooperative or its members, directors, employees, agents or affiliates to perform its obligations under the Agreement; and

b.	from any future obligation to provide, after the consummation of the Closing electric capacity and energy, transmission services, scheduling and dispatch services or any other service to NOVEC, except such obligations as are created by law and apply generally to all electric utilities.

ELECTRIC COOPERATIVE

By:
Name:
Title:

Attest:
Name:
Title:
[SEAL]

NORTHERN VIRGINIA ELECTRIC COOPERATIVE

By:
Name:
Title:

Attest:
Name:
Title:

[CORPORATE SEAL]

Exhibit N

ODEC-OWNED RESOURCES

Source	Sink	MW Capability
CLOVER 25 KV G1	DOM	220.5
CLOVER 25 KV G2	DOM	220.5
LOUISACT18 KV G12	DOM	151
LOUISACT18 KV G34	DOM	151
LOUISACT18 KV G5	DOM	156.5
MARSHRUN18 KV GT1	DOM	156.5
MARSHRUN18 KV GT2	DOM	156.5
MARSHRUN18 KV GT3	DOM	156.5
NANNA4 22 KV G1	DOM	107.3
NANNA4 22 KV G2	DOM	107.3

Exhibit O

Motion to Dismiss

IN THE

UNITED STATES COURT OF APPEALS

FOR THE DISTRICT OF COLUMBIA CIRCUIT

Northern Virginia Electric Cooperative, Inc.,                 )

                                                                                                )

                                       Petitioner,                                      )

                                                                                                )

v. )	No. 06-1353

                                                                                                )

Federal Energy Regulatory Commission,                        )

                                                                                                )

                                    Respondent.                                      )

MOTION TO DISMISS OF

NORTHERN VIRGINIA ELECTRIC COOPERATIVE

Pursuant to Rule 42 (b) of the Federal Rules of Appellate Procedure, Northern Virginia Electric Cooperative (“NOVEC” or “Appellant”) hereby moves dismissal of the above-captioned proceeding. In support of this motion, Appellant states as follows:

1. In the instant appeal, Appellant sought review of the following Orders issued by Respondent Federal Energy Regulatory Commission (“FERC” or “Commission”):

(1)	Northern Virginia Electric Cooperative, Inc. v. Old Dominion Electric Cooperative, Order Denying Complaint, Docket No. EL06-43-000, 114 FERC ¶ 61,240 (March 2, 2006);

(2)	Northern Virginia Electric Cooperative, Inc. v. Old Dominion Electric Cooperative, Order Denying Rehearing, Docket No. EL06-43-001, 116 FERC ¶ 61,173 (August 24, 2006).

2. In the underlying FERC proceedings, Appellant filed a complaint against Old Dominion Electric Cooperative (“ODEC”) pursuant to section 206 of the Federal Power Act (“FPA”), seeking a determination that certain terms of the 1992 Amended and Restated Wholesale Power Agreement (“WPC”) between NOVEC and ODEC were no longer just and reasonable. In the Orders which NOVEC seeks to have the Court review, FERC determined that NOVEC is bound by the terms and conditions of the WPC between NOVEC and ODEC. In addition, FERC ruled that NOVEC may not acquire power from suppliers other than ODEC during the remaining term of the WPC without the consent of ODEC, and that NOVEC’s complaint failed to demonstrate that the WPC had caused financial distress sufficient to threaten NOVEC’s ability to continue service, cast an excessive burden on NOVEC’s customers, or was unduly discriminatory. ODEC was an active participant in the underlying FERC proceedings from which this appeal arose.

3. On August 15, 2008, NOVEC and ODEC entered into an agreement that includes a comprehensive settlement of all of the outstanding disputes between them (“Settlement”). Among other things, the Settlement provides that on December 31, 2008, the WPC between ODEC and NOVEC will terminate, NOVEC will withdraw as a member of ODEC, and each of them will waive and release any and all claims or disputes in litigation.

4. Under the terms of the Settlement, NOVEC has agreed to dismiss its appeal in this proceeding.

5. In addition, the termination of the WPC and NOVEC’s withdrawal from ODEC will render the issues raised in this proceeding moot.

6. Based on the foregoing, Appellant respectfully submits that its appeal should now be dismissed.

WHEREFORE, Appellant respectfully moves the Court to dismiss this proceeding.

Respectfully submitted,
NORTHERN VIRGINIA ELECTRIC COOPERATIVE
By:
[Counsel]
Attorneys for Northern Virginia Electric Cooperative

Date:

CERTIFICATE OF SERVICE

Pursuant to Rule 25(d) of the Federal Rules of Appellate Procedure, I hereby certify that I have this              day of                      2008 served a copy of the foregoing Motion to Dismiss of Northern Virginia Electric Cooperative by first-class mail, postage prepaid, upon each party to this proceeding, as listed below.

Dated:                     , 2008

By:
[counsel]

John A. Pirko

Thomas J. McGonigle

LeClair Ryan, A Professional Corporation

4201 Dominion Boulevard

Suite 200

Glen Allen, Virginia 23060

Phone: (804) 968-2982

Fax: (804) 783-7680

Robert Solomon, Solicitor

Federal Energy Regulatory Commission

Room 9A-01

888 First Street, NE

Washington, DC 20426